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                                                                   Exhibit 10.62

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                        STARTEC GLOBAL OPERATING COMPANY

                        STARTEC GLOBAL LICENSING COMPANY

                                   $10,000,000

                                 LOAN AGREEMENT

                                    (SECURED)

                                 APRIL 13, 2001



                              FINANCING PROVIDED BY

                           ALLIED CAPITAL CORPORATION

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                                TABLE OF CONTENTS

PREAMBLE
      Parties
      Recitals

ARTICLE 1 - Loan.............................................................1
     Section 1.1  Funding....................................................1
     Section 1.2  Collateral.................................................1
     Section 1.3  Intercreditor and Subordination Agreement..................2

ARTICLE 2 - Representations and Warranties...................................2
     Section 2.1  Due Organization; Authority; Binding Obligation............2
     Section 2.2  Principal Business; Title to Assets........................3
     Section 2.3  Litigation.................................................3
     Section 2.4  Taxes......................................................3
                  (a)  Generally.............................................3
                  (b)  No Open Returns.......................................3
     Section 2.5  Financial Statements.......................................4
     Section 2.6  Leases; Material Contracts.................................4
                  (a)  Leases................................................4
                  (b)  Material Contracts....................................4
     Section 2.7  Disclosure.................................................4
     Section 2.8  Management History.........................................5
     Section 2.9  Subsidiaries and Affiliates................................5
     Section 2.10  Incumbency................................................5
     Section 2.11  No Material Adverse Change................................5
     Section 2.12  Non-Contravention.........................................5
     Section 2.13  Permits and Consents......................................6
     Section 2.14  Fees & Brokerage..........................................6
     Section 2.15  Other Debts...............................................6
     Section 2.16  Solvency..................................................6
     Section 2.17  Investment Company Act Representations....................6
     Section 2.18  Regulatory Compliance.....................................6
     Section 2.19  Employee Benefit Matters..................................7
     Section 2.20  Collective Bargaining.....................................7
     Section 2.21  Employment Related Agreements.............................7
     Section 2.22  Related-Party Transactions................................7
     Section 2.23  No Competing Business Interests...........................8
     Section 2.24  No Conflicting Non-Competition Agreements.................8
     Section 2.25  Government Authorizations.................................8
     Section 2.26  FCC Proceedings...........................................8
     Section 2.27  Adverse Foreign Laws......................................8
     Section 2.28  Use of Proceeds...........................................9
     Section 2.29  Perfection Certification..................................9

ARTICLE 3 - Affirmative Covenants............................................9
     Section 3.1  Quarterly Financials; Aging of Accounts Receivable.........9
     Section 3.2  Year-end Financials; Annual Audit..........................9


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     Section 3.3  Business Models............................................9
     Section 3.4  Certification of Non-Default...............................9
     Section 3.5  Regulatory Filings........................................10
     Section 3.6  Notice of Litigation......................................10
     Section 3.7  Notice of Defaults or Judgments...........................10
     Section 3.8  Access to Records.........................................10
     Section 3.9  Information Requests......................................11
     Section 3.10  Insurance................................................11
     Section 3.11  Use of Proceeds..........................................11
     Section 3.12  Financial Covenants......................................11
     Section 3.13  Payments.................................................12
     Section 3.14  Compliance With Applicable Law...........................12
     Section 3.15  Further Assurance........................................12
     Section 3.16  Maintain Copies..........................................12
     Section 3.17  Accounts Receivable Confirmation.........................12
     Section 3.18  Protect the Collateral...................................12
     Section 3.19  Weekly Meetings..........................................12

ARTICLE 4 - Negative Covenants..............................................13
     Section 4.1  Restricted Payments.......................................13
     Section 4.2  Limitation on Issuances of Guarantees of Indebtedness by
                  Restricted Subsidiaries...................................14
     Section 4.3  Limitation on Investments in Unrestricted Subsidiaries....14
     Section 4.4  Employee Loans............................................15
     Section 4.5  Cross-Acceleration........................................15
     Section 4.6  Changes to Indenture......................................15
     Section 4.7  Liens.....................................................15

ARTICLE 5 - Additional Negative Covenants...................................15
     Section 5.1  Limitation on Indebtedness and Preferred Stock of
                  Restricted Subsidiaries...................................15
     Section 5.2  Limitation on Dividend and Other Payment Restrictions
                  Affecting Restricted Subsidiaries.........................18
     Section 5.3  Limitation on the Issuance and Sale of Capital Stock of
                  Restricted Subsidiaries...................................19
     Section 5.4  Limitation on Transactions with Stockholders and
                  Affiliates................................................20
     Section 5.5  Intentionally Left Blank..................................20
     Section 5.6  Limitation on Asset Sales.................................20
     Section 5.7  Business of the Company; Restriction on Transfers of
                  Existing Business.........................................22
     Section 5.8  Limitation on Sale-Leaseback Transactions.................22
     Section 5.9  Consolidation, Merger, Conveyance, Transfer or Lease......22

ARTICLE 6 - Default.........................................................23
     Section 6.1  Events of Default.........................................23
                  (a)  Principal and Interest Payments......................24
                  (b)  Representations and Warranties.......................24
                  (c)  Covenants............................................24
                  (d)  Loan Documents.......................................24
                  (f)  Involuntary Bankruptcy or Receivership Proceedings...24
                  (g)  Voluntary Petitions..................................24
                  (h)  Assignments for Benefit of Creditors.................25
                  (i)  Undischarged Judgments...............................25


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                  (j)  Attachment..............................  ...........25
                  (k)  Receivables Purchase Agreement.......................25
                  (l)  Unsecured 2001 Loan Documents........................25
     Section 6.2  Remedies..................................................25
                  (a)  Default Rate of Interest.............................25
                  (b)  Acceleration.........................................25

ARTICLE 7 - Conditions to  Closing..........................................26
     Section 7.1  Closing...................................................26
                  (a)  Issuance of Note.....................................26
                  (b)  Transaction Documents................................26
                  (c)  Certified Documents..................................26
                  (d)  Representations and Warranties; No Default; No
                       Adverse Change.......................................26
                  (e)  Transaction Permitted by Applicable Laws; No
                       Injunction...........................................26
                  (f)  Compliance with Securities Laws......................26
                  (g)  Approvals and Consents...............................26
                  (h)  Expenses.............................................27
                  (i)  Insurance............................................27
                  (j)  Due Diligence........................................27
                  (k)  Unsecured 2001 Loan Documents........................27
                  (l)  Opinion of General Counsel...........................27
                  (n)  Waivers and Consents.................................27

ARTICLE 8 - Redemption or Defeasance........................................27
     Section 8.1  Maturity of Note upon Change of Control...................27
     Section 8.2  Defeasance and Discharge..................................27
     Section 8.3  Covenant Defeasance.......................................28
     Section 8.4  Conditions to Defeasance or Covenant Defeasance...........28
     Section 8.5  Deposited Money and U.S. Government Obligations to be
                  Held in Trust; Other Miscellaneous Provisions.............29
     Section 8.6  Reinstatement.............................................30
     Section 8.7  Appointment of Trustee....................................30
     Section 8.8  Section 8.1 Not Applicable................................30

ARTICLE 9 - Termination of Covenants/Removal of Covenants...................31

ARTICLE 10 - Fees and Costs; Deposit........................................31
     Section 10.1  Fees and Costs...........................................31

ARTICLE 11 - Indemnification................................................31

ARTICLE 12 - Remedies.......................................................32
     Section 12.1  Cumulation...............................................32
     Section 12.2  No Implied Waiver........................................32


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ARTICLE 13 - Parties........................................................32

ARTICLE 14 - Notice.........................................................32

ARTICLE 15 - Relationship of the Parties....................................33

ARTICLE 16 - Controlling Law; Venue and Non-Exclusive Jurisdiction;
             Service of Process.............................................34

ARTICLE 17 - Waiver of Trial by Jury........................................34

ARTICLE 18 - Captions; Severance............................................34

ARTICLE 19 - Counterparts; Entire Agreement.................................35

ARTICLE 20 - Definitions and Rules of Construction..........................35
     Section 20.1  Definitions..............................................35
     Section 20.2  Rules of Construction....................................51


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         THIS LOAN AGREEMENT is made as of April 13, 2001 by and among (i)
Startec Global Operating Company, a Delaware corporation (collectively with successors and assigns "Startec"), (ii) Startec Global Licensing Company, a Delaware corporation (collectively with successors and assigns, "Startec Licensing", Startec and Startec Licensing being collectively referred to herein as the "Company"), and (iii) Allied Capital Corporation, a Maryland corporation (collectively with successors and assigns, "Holder"). Capitalized terms not otherwise defined herein shall have the meanings set out in the definition section hereof, which is Section 20.1.

                                    RECITALS

A. Under terms of an Investment and Loan Agreement (the "2000 Loan Agreement"), dated June 30, 2000, Startec Global Communications Corporation, a Delaware corporation and the parent of the Company (collectively with successors and assigns, "Holdings") issued to Holder certain debt instruments and certain warrants to purchase shares of the Company's Common Stock in consideration for a loan in the aggregate principal amount of Twenty Million Dollars ($20,000,000) (the "2000 Loan"), to be used for general corporate purposes including (without limitation) the acquisition of Telecommunication Assets.

B. On the date hereof under terms of a loan agreement (the "Unsecured 2001 Loan Agreement"), the Company will issue debt instrument for an unsecured loan in the aggregate principal amount of Ten Million Dollars ($10,000,000) (collectively, with all modifications, renewals, extensions and replacements thereof and therefor, the "Unsecured 2001 Loan"), to be used to pay a dividend to Holdings for the purpose of retiring Ten Million Dollars in principal of the 2000 Loan.

C. The Company has committed to issue certain debt instruments for a loan in the aggregate principal amount of Ten Million Dollars ($10,000,000) (collectively, with all modifications, renewals, extensions and replacements thereof and therefor, the "Loan"), to be used to pay a dividend to Holdings for the purpose of retiring Ten Million Dollars in principal of the 2000 Loan and which will be secured by certain accounts of the Company.

                                   PROVISIONS

         In consideration of the premises and the covenants herein, Holder and the Company agree as set forth below.

                                    ARTICLE 1
                                      LOAN

Section 1.1 FUNDING. At Closing, Holder will fund the Loan to the Company. The Loan will be evidenced by, and repaid according to the terms of, a promissory note (collectively, with all modifications, extensions, renewals and replacements thereof and therefor, the "Note"), which will be issued by the Company to Holder at Closing.

Section 1.2 COLLATERAL. The Loan and Holder's rights herein shall be secured against accounts of the Company and proceeds thereof. The Company shall execute and deliver to Holder each of

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the following documents (collectively, with all modifications, extensions, renewals and replacements thereof and therefor, the "Collateral Documents"):

            (a) Security Agreement;

            (b) Perfection Certificate; and

            (c) UCC-1 Financing Statements.

The Collateral Documents, this Agreement, and the Note, collectively with all modifications, extensions, renewals and replacements thereof and therefor, are sometimes hereinafter referred to as the "Loan Documents."

Section 1.3 INTERCREDITOR AND SUBORDINATION AGREEMENT. This Agreement is subject to the terms of that certain Intercreditor and Subordination Agreement among NTFC Capital Corporation, Holder and Startec.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         To induce Holder to enter the transactions contemplated herein and purchase the Note, the Company represents and warrants as set out below. All representations and warranties in this Article shall refer to facts as they exist at Closing and shall survive the Closing.

Section 2.1 DUE ORGANIZATION; AUTHORITY; BINDING OBLIGATION.

            (a) The Company is duly incorporated, validly existing and in good standing under the laws of the state of Delaware having a Certificate of Incorporation, as amended, and Bylaws, (all terms of which are in full force and effect) as previously furnished to Holder, and true copies of which, together with all other material constituent documents of the Company, are attached hereto as part of EXHIBIT 2.01(a); and each of the Company's Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) Each of the Company and its Subsidiaries is duly qualified to conduct business as proposed and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualification and a list of such jurisdictions is attached hereto as EXHIBIT 2.01(b); except where the failure to so qualify would not have a Material Adverse Effect on the Company or its Subsidiaries;

            (c) The Company has full power and authority to enter into this Agreement, to borrow money as contemplated hereby, and to carry out the provisions hereof; the Company has taken all corporate action necessary for the execution and performance of this Agreement as evidenced by the resolutions set forth as EXHIBIT 2.01(c);

            (d) This Agreement and each document to be executed by the Company herewith will constitute a valid and binding obligation of the Company, enforceable in accordance with their respective terms when executed and delivered, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general


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application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (e) The Company has caused its counsel to deliver a letter opining as to such authority and related matters in substantially the form set forth on
EXHIBIT 2.01(d).

Section 2.2 PRINCIPAL BUSINESS; TITLE TO ASSETS.

            (a) The Company and its Subsidiaries are primarily engaged in business as integrated communications providers of Internet Protocol services, including voice over internet protocol, data and internet services to ethnic communities and businesses and other telecommunications services (the "Business");

            (b) The Company and each of its Subsidiaries has good and marketable title to and ownership of all real and personal property it purports to own free and clear of all liens, claims, security interests and encumbrances except for Permitted Liens and impairments that flow from the failure to make certain payments as set forth on EXHIBIT 2.12.

Section 2.3 LITIGATION. There is no suit, action, claim, proceeding or investigation by or before any governmental body, agency, commission, Regulatory Agency, arbitrator or other similar public or private decisionmaker or other tribunal now pending or, to the Knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, the Indian Partner, or any of their respective Executive Officers or directors, or any property services, Regulatory Authorizations or rights of the Company which could have a Material Adverse Effect on the Company or its Subsidiaries, except as set out in the litigation schedule attached hereto as EXHIBIT 2.03 (hereinafter "Litigation Schedule"); to the Knowledge of the Company, there is no basis or grounds for any such suit or proceeding and there are no outstanding orders, judgments, writs, injunctions or decrees or any court, government agency or arbitrational tribunal against or affecting the Company or any of its Subsidiaries or the property, assets or business of the Company or which could have a Material Adverse Effect on the Company, its Subsidiaries, or its Indian Partner.

Section 2.4 TAXES.

            (a) GENERALLY. The Company and each of its Subsidiaries has filed or caused to be filed all federal, state, local and foreign tax returns, which are required to be filed on or before the Closing Date, or has filed extensions therefor, except for returns in state and local jurisdictions wherein the Company or its relevant Subsidiaries (as applicable) had revenues less than $1,000 in the applicable tax period and all such returns were correct and complete in all material respects. The Company and its Subsidiaries have paid in full or made adequate provisions for all taxes shown to be due on such returns and otherwise has fully reserved for or paid all taxes due for all periods or portions thereof ending prior to or on the Closing Date except taxes that are being contested in good faith by appropriate proceedings and for which the Company shall have set aside on its books adequate reserves in accordance with GAAP.

            (b) NO OPEN RETURNS. No federal, state, local, foreign or other return of the Company or any of its Subsidiaries for tax years that remain open under any applicable statute of limitations, has been examined by the Internal Revenue Service or other tax authorities; or if so examined no deficiencies have been asserted or assessments made as a result of such


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examinations (including all penalties and interest); there are no waivers, agreements or other arrangements providing for any extension of time with respect to the assessment or collection of any unpaid tax, interest or penalties relating to the Company or any of its Subsidiaries; no issues have been raised by (or are currently pending before) the Internal Revenue Service or any other taxing authority in connection with any return of the Company or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries if decided adversely to the Company or its Subsidiaries, nor are there any such issues which have not been so raised but if so raised by the Internal Revenue Service, or any other taxing authority, could, in the aggregate, reasonably be expected to have such a Material Adverse Effect.

Section 2.5 FINANCIAL STATEMENTS. The audited financial statements for the twelve (12) month period ending December 31, 1999 and unaudited financial statements for the nine (9) month period ending September 30, 2000, previously provided to Holder (collectively, the "Financial Statements") are prepared in accordance with GAAP, are true and correct in all material respects, and fairly state the results of Holdings'(including the Company and its Subsidiaries on a consolidated basis) operations and its financial position at such dates and for the periods stated, subject, in the case of such unaudited financial statements, to normal year-end adjustments which, in the aggregate, are not material.

Section 2.6 LEASES; MATERIAL CONTRACTS.

            (a) LEASES. A copy of all material real property leases to which the Company and its Subsidiaries are a party have been provided to Holder, and a list of such leases is attached hereto as EXHIBIT 2.06(a); the Company's and each Subsidiary's possession of its material leased property has not been disturbed, and to the Knowledge of the Company and except as set forth on
EXHIBIT 2.06(a) no claim has been asserted against the Company or any Subsidiary adverse to its material leasehold interests. All lease obligations of the Company and its Subsidiaries are current in all material respects.

            (b) MATERIAL CONTRACTS. All material contracts to which the Company and its Subsidiaries are a party are valid and binding agreements, enforceable according to their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), to the Knowledge of the Company and except as set forth on EXHIBIT 2.06(b), no party is in default thereunder; the Company's and each Subsidiary's rights thereunder are not subject to any offset (other than standard offsetting provisions in the industry with regard to carrier contracts whereby parties make payments net of receipts due to them from another contract party pursuant to the same or another contract) or counterclaim; and all such contracts are listed in EXHIBIT 2.06(b) attached hereto. Except as set forth on EXHIBIT 2.13, all material debts and material accounts payable of the Company and its Subsidiaries are current in all material respects, except with respect to accounts payable where failure to be current would not have a Material Adverse Effect on the Company or its Subsidiaries.

Section 2.7 DISCLOSURE.

            (a) Neither the statements made in this Agreement, and the Officers' Certificates delivered herewith, nor any other written statement or document furnished by or on behalf of the


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Company and its Subsidiaries, to Holder in connection with the Loan contained, as of its respective date, or now contain (except as disclosed to the Holder in writing), any untrue statement of a material fact or as of any such date omitted, or now omit (except as disclosed to the Holder in writing), a material fact necessary to make the statements contained herein and therein not misleading.

            (b) The forecasts contained in the business model previously provided to Holder and attached hereto as EXHIBIT 2.07(b) were based upon reasonable assumptions and represent the Company's good faith expectation of the actual results the Company and its Subsidiaries are expected to achieve. To the Knowledge of the Company, and except as otherwise provided herein, no facts exist which would require a material change in any such forecasts. However, the parties hereto acknowledge that forecasts as to future events are not represented or warranted as fact, actual results during future periods may differ from forecasts, and such differences may be material.

Section 2.8 MANAGEMENT HISTORY. During the past ten (10) years, none of the current directors or Executive Officers of the Company or its Subsidiaries has been arrested for or convicted of any criminal offense (excluding minor traffic and parking violations), petitioned or been granted any relief in bankruptcy, or served as an officer or director of any company or other entity which has petitioned or been granted such relief, except as set forth on EXHIBIT 2.08 attached hereto.

Section 2.9 SUBSIDIARIES AND AFFILIATES. The Company has no Subsidiaries, partners, commonly controlled or related entities or other Affiliates, except as set out on EXHIBIT 2.09 hereof.

Section 2.10 INCUMBENCY. Attached hereto as EXHIBIT 2.10 is a true and complete list of the Executive Officers and directors of the Company.

Section 2.11 NO MATERIAL ADVERSE CHANGE. Except as set forth on EXHIBIT 2.11 hereto, since September 30, 2000, neither the Company nor any Subsidiary has suffered any Material Adverse Effect in its condition (financial or otherwise), Business, operations, properties or its overall earnings prospects, or sustained any material loss or damage to its property, whether or not insured except as proposed herein, or suffered any material interference with its business or operations, present or proposed, or entered into any material transactions (other than as described on EXHIBIT 2.06(b)), or incurred since September 30, 2000, any material debt, obligation or liability, absolute or contingent. There has been no sale, lease, abandonment or other disposition by the Company or any of its Subsidiaries of any of their property, real or personal, or any interest therein or relating thereto, that could likely result in a Material Adverse Effect on the Company and its Subsidiaries.

Section 2.12 NON-CONTRAVENTION.

            (a) Except as set forth on EXHIBIT 2.12, neither the Company nor any of its Subsidiaries is in breach of, default under, or in violation of (i) any applicable law, decree, order, rule or regulation, including the Communications Act of 1934, and the rules and regulations of the FCC or (ii) any indenture, contract, agreement, deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license or other instrument or obligation or amendments thereof, to which it is a party, or by which it is bound, or to which any of its assets


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are subject, in each case the noncompliance with which would be likely to result in a Material Adverse Effect on the Company or its Subsidiaries;

            (b) The execution, delivery and performance of this Agreement and the other documents mentioned herein will not constitute by the Company or any of its Subsidiaries any such breach, default or violation, or require consent or approval of any court, governmental agency or body, except as expressly provided herein.

Section 2.13 PERMITS AND CONSENTS. The Company and each Subsidiary has all permits, licenses, consents and any similar authority from any governmental body or other party necessary for the conduct of the Business (collectively, the "Permits"), except where the lack of which Permits could likely result in a Material Adverse Effect on the Company or its Subsidiaries. To the Company's Knowledge, neither the Company nor any of its Subsidiaries is in default in any respect under any of such Permits.

Section 2.14 FEES & BROKERAGE. No agent, broker, investment banker, Person or firm acting on behalf of the Company or under the authority of the Company is or will be entitled to any broker's or finder's fee or other commission or similar fee directly or indirectly from any party hereto in respect to the transactions contemplated herein.

Section 2.15 OTHER DEBTS. Except for debts of the types and in the amounts described in the Financial Statements described in Section 2.5 herein, the Company and its Subsidiaries have no material Indebtedness; the Company and each Subsidiary has no Knowledge of any basis for any claim against it as of the date of this Agreement, or of any material Indebtedness other than as mentioned herein.

Section 2.16 SOLVENCY. As of the date hereof, and giving effect to the transactions contemplated by this Agreement, (i) the present fair saleable value of the Company's assets is greater than the amount required to pay the Company's total indebtedness (including contingent liabilities which are reasonably likely to become due), as it matures and as it becomes absolute and matured; (ii) the transactions contemplated hereby are being effectuated without intent to hinder, delay or defraud present or future creditors of the Company; (iii) it is the Company's intention that it will maintain the above-referenced solvent financial condition, after giving effect to the debt incurred hereunder, as long as the Company is obligated to Holder under this Agreement or in any other manner whatsoever; and (iv) the Company has sufficient capital to carry on its previous operations and the Business as they are now conducted, and to consummate the transactions contemplated herein.

Section 2.17 INVESTMENT COMPANY ACT REPRESENTATIONS. The Company is not, and does not intend to become, an Investment Company and neither the Company nor any of its officers, directors, partners or controlling Persons is an Affiliated Person of Holder.

Section 2.18 REGULATORY COMPLIANCE. The Company and each of its
Subsidiaries has complied in all material respects with all laws, ordinances and regulations applicable to it or to the Business, including without limitation laws, ordinances and regulations relating to securities, zoning, labor, the Communications Act of 1934, the Telecommunications Act of 1996, the Exchange Act, the Occupational Safety & Health Act, ERISA, all regulations promulgated under such acts, and all federal and state environmental laws and regulations (in each case, as


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amended) and the FCC, except where the failure to do so is not likely to have a
Material Adverse Effect on the Company or its Subsidiaries.

Section 2.19 EMPLOYEE BENEFIT MATTERS. There is no existing single-employer plan defined in Section 4021(a) of ERISA and covered under Title IV of ERISA in respect of which the Company or any of its Subsidiaries is or will be, an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively; and at no time since the effective date of ERISA has the Company or any of its Subsidiaries maintained, contributed to, or been required to contribute to any such Plan; the Company and each of its Subsidiaries has not participated in, and the purchase of the Note by the Holder will not involve, any "prohibited transaction" (as defined in Section 4975 of the Code) that could subject the Company, any of its Subsidiaries, or Holder to any tax or penalty imposed by said Section 4975; since the effective date of ERISA, the Company and each of its Subsidiaries has not incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, to which the Company or any of its Subsidiaries could be subject or for which it might be liable; the Company and each of its Subsidiaries is not, and immediately after the Closing, will not be, a party to, and none of the operations of the Company and each of its Subsidiaries is or after the Closing, will be covered by, a multi-employer plan, as defined in Section 3(37) of ERISA; no condition exists or event or transaction has occurred or failed to occur in connection with any employee benefit plan maintained or contributed to by any Affiliate of the Company that has resulted or is reasonably likely to result in a Material Adverse Effect on the Company and its Subsidiaries.

Section 2.20 COLLECTIVE BARGAINING. Neither the Company nor any of its Subsidiaries is a party to or subject to any collective bargaining agreements or union contracts. There are no labor disputes pending or to the Company's Knowledge threatened against the Company or any of its Subsidiaries which have resulted in or so far as the Company can reasonably foresee, may result in a Material Adverse Effect on the Company and its Subsidiaries.

Section 2.21 EMPLOYMENT RELATED AGREEMENTS. The Company has delivered to
Holder copies of all employment, compensation, non-competition and non-disclosure agreements and contracts, including all retirement benefit agreements and union contracts, between it and the Executive Officers of the Company and its Subsidiaries, and all such documents are listed on EXHIBIT 2.21; neither the Company nor any Subsidiary party thereto and (to the Knowledge of the Company) any other party or parties thereto is in breach under any such contract or agreement; all such contracts and agreements are in full force and effect and are the legal, valid and binding obligation of each party thereto, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally; no Executive Officer of the Company or any of its Subsidiaries has advised the Company or any of its Subsidiaries (orally or in writing) that he or she intends to terminate employment with the Company.

Section 2.22 RELATED-PARTY TRANSACTIONS. Except as set forth in EXHIBIT
2.22 hereto, no Executive Officer or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them; to the Company's Knowledge, no such person, directly or indirectly, transacts any business with the Company or any of its Subsidiaries or has an interest in any material contract of the Company or its Subsidiaries (except for compensation arrangements relating to such person's employment with the Company).

Section 2.23 NO COMPETING BUSINESS INTERESTS. None of the Company's or any of its Subsidiaries' respective Executive Officers has any direct or indirect interest, including, but not limited to, the ownership of stock in any corporation (except as the holder of not more than five percent (5%) of the outstanding shares of a corporation whose stock is listed on any national or regional securities exchange or reported by the Nasdaq or any successor thereto), in any business, that is involved in any way with, competes with, or conducts any business similar to the Business conducted by the Company and its Subsidiaries.

Section 2.24 NO CONFLICTING NON-COMPETITION AGREEMENTS. Neither the
Company, any of its Subsidiaries, nor any of their Executive Officers are subject to any contract or agreement purporting to limit their rights to compete in any market in which the Company and its Subsidiaries presently provide, or propose to provide, goods or services; or purporting to restrict their rights to disclose information in respect to such competition.

Section 2.25 GOVERNMENT AUTHORIZATIONS. Except as set forth in EXHIBIT
2.25A, the Company and its Subsidiaries (and in the case of India, the Company's Indian joint venture partner (the "Indian Partner")) possess all licenses, certificates, permits, authorizations, approvals, franchises ("Authorizations") and have made all declarations and filings (including but not limited to tariffs, fees, and periodic filings, with the appropriate federal state, local and/or foreign regulatory authorities (including without limitation the FCC, the state public utility commissions ("PUCs"), the telecommunications licensing and regulatory government agencies of the United Kingdom, France, Germany and India ("Regulatory Agencies")) necessary to conduct their respective businesses as presently conducted by them in all respects except where failure to obtain such Authorization or make such declaration or filing could not be expected to have a Material Adverse Effect on the Business or financial condition of the Company, its Subsidiaries, or the Indian Partner and neither the Company, any such Subsidiary, nor the Indian Partner has any reason to believe that any Regulatory Agency is considering limiting, modifying, suspending, or revoking any such Authorization. The list of Authorizations in EXHIBIT 2.25B is a complete and accurate list of the Authorizations held by the Company, the Subsidiaries and the Indian Partner and any applications by the Company, its Subsidiaries and/or the Indian Partner for new Authorizations pending before the Regulatory Agencies. All such Authorizations are in full force and effect, and each of the Company, its Subsidiaries, and the Indian Partner is in compliance with the terms and conditions thereof and with the Communications Act of 1934, as amended, the state statutes governing telecommunications, the laws of the United Kingdom, France, Germany and India governing telecommunications and the rules, regulations, and orders of the Regulatory Agencies or court having jurisdiction with respect thereto except where such failure to be in full force and effect or noncompliance that could not be expected to have a Material Adverse Effect. None of the Authorizations is subject to any condition other than (a) conditions generally applicable to the industry (b) conditions expressly set forth in such licenses, and (c) conditions imposed by an applicable statute, or regulation thereunder.

Section 2.26 FCC PROCEEDINGS. To the Company's Knowledge, there is no investigation, notice of apparent liability, order for forfeiture, complaint, petition to deny or other proceeding against the Company or any Subsidiary pending before the FCC which if resolved adversely would not likely result in a Material Adverse Effect.

Section 2.27 ADVERSE FOREIGN LAWS. Except as stated on EXHIBIT 2.27, no local, state, federal, statute, ordinance, regulation, requirement, judgment, or court decree of the United Kingdom, France, Germany or India that has been adopted, enacted or issued by any governmental agency or body, or to the Company's Knowledge proposed by any governmental body that
(a) could reasonably be expected to have a Material Adverse Effect on the performance by the Company of this Agreement or the consummation by the Company of any of the transactions contemplated hereby or (b) could reasonably be expected to have a Material Adverse Effect on the Authorizations, the Company, its Subsidiaries, or the Indian Partner.

Section 2.28 USE OF PROCEEDS. EXHIBIT 2.28 attached hereto is a true and accurate statement of the use of proceeds of the 2000 Loan and the loan pursuant to that certain Loan and Security Agreement dated as of December 31, 1998, as amended, between Holdings and NTFC Capital Corporation.

Section 2.29 PERFECTION CERTIFICATION. All representations made by the Company, or any of their respective officers or directors regarding the Company or their businesses, in the Perfection Certificate provided to the Holder are true and correct in all material respects as of the Closing Date.

                                    ARTICLE 3
                              AFFIRMATIVE COVENANTS


         Until the Note is repaid in full or the Holder waives compliance in writing:

Section 3.1 QUARTERLY FINANCIALS; AGING OF ACCOUNTS RECEIVABLE.

            (a) The Company will and will cause its Subsidiaries to maintain a system of accounting in accordance with GAAP; make full, true and correct entries in such system of all dealings and transactions in relation to its business and affairs; forward, or cause to be forwarded to Holder Holdings' quarterly year-to-date financial statements (on a consolidated basis) prepared in accordance with GAAP (including a quarterly and year-to-date balance sheet, profit and loss statement and cash flow statement), promptly upon filing such financial statements with the Commission, together with a quarterly management summary description of operations;

            (b) The Company will provide to Holder a customary report showing the aging of its accounts receivable as of the first and fifteenth day of each calendar month, in form and substance satisfactory to Holder, delivered within three days after the first and fifteenth days of each calendar month;

Section 3.2 YEAR-END FINANCIALS; ANNUAL AUDIT. The Company will provide to Holder Holdings year-end financial statements (on a consolidated basis and including statements of cash flow) and the written opinion of the Company's independent public accountants (currently, Arthur Andersen LLP) that such statements fairly present the Holdings' and the Company's financial position and the results of its operations at the stated dates and for the stated periods according to GAAP, promptly upon filing such financial statements with the Commission;

Section 3.3 BUSINESS MODELS. Prior to each accounting year-end, the Company will provide Holder with business models for the coming two (2) years and monthly forecasts for the coming year, in the same format as used for Section 3.1;

Section 3.4 CERTIFICATION OF NON-DEFAULT. The Company will provide to Holder each quarter a written certification of an Executive Officer of the Company, that no default has occurred under the Loan Documents, the Unsecured 2001 Loan, the Indenture or any other material agreement where such default would likely have a Material Adverse Effect on the Company or its Subsidiaries; or if any such default exists, stating the nature of such default;

Section 3.5 REGULATORY FILINGS. The Company will, and will cause each Subsidiary to, (i) timely file all returns and other documents required to be provided by the Company, Holdings or such Subsidiary to any federal, state, local or foreign governmental agency, including without limitation the FCC, the Internal Revenue Service, the Environmental Protection Agency, the Occupational Safety and Health Administration and the Commission except where failure to file such returns or other documents could not be expected to have a Material Adverse Effect; and
(ii) within thirty (30) days of Holder's request, provide Holder a copy thereof; routine payroll tax withholding items and returns for state and local jurisdictions wherein the Company's, Holdings' or Subsidiary's income (as applicable) is less than $1,000 in the relevant tax period shall be excluded from this covenant;

Section 3.6 NOTICE OF LITIGATION. The Company will notify Holder of any litigation to which the Company, Holdings or any Subsidiary is a party, or litigation to which the Company, Holdings and their respective Subsidiaries are not a party but of which the Company has Knowledge which could be expected to have a Material Adverse Effect on the Company, Holdings, any Subsidiary or the Business wherein the sums at issue exceed One Million Dollars ($1,000,000), and all such litigation during periods when the total sums at issue in all the Company's, Holdings' and their respective Subsidiaries' litigation are in excess of Five Million Dollars ($5,000,000) (all such litigation, collectively, "Material Litigation") and provide to Holder upon its written request within thirty (30) days of receipt thereof, a copy of the complaint, motion for judgment or other such pleadings served on or by the Company, Holdings or such Subsidiary, or if no pleadings are obtained, a letter setting out the facts known about the litigation; the Company shall not be obliged by this paragraph to give notice of suits wherein the Company, Holdings or a Subsidiary is a creditor seeking collection of account debts;

Section 3.7 NOTICE OF DEFAULTS OR JUDGMENTS. The Company will, and will cause each of its Subsidiaries to, give Holder copies of written notices of default received in regard to any material loan or lease of the Company, Holdings or such Subsidiary in cases where acceleration of maturity of the relevant loan or termination of the relevant lease would have a Material Adverse Effect on the Company, Holdings or the Subsidiary, and any judgment entered against the Company, Holdings or such Subsidiary, by mailing a copy to Holder within thirty
(30) days of receipt thereof;

Section 3.8 ACCESS TO RECORDS. The Company will and will cause each of its Subsidiaries to (i) permit from time-to-time any authorized agent of Holder to obtain credit and other background information on the Company, Holdings and any of its Subsidiaries; (ii) inspect, examine and make copies and abstracts of the books of account and records of the Company, Holdings and any of their respective Subsidiaries at reasonable times during normal business hours upon reasonable notice; and (iii) allow Holder's agents to interview the Company's outside accountants who are by this covenant irrevocably instructed to respond to such inquiries as fully as if the inquiries were made by the Company, Holdings or such Subsidiary itself; provided, however, Holder shall not disclose any proprietary or confidential information obtained hereby except where Holder in its sole discretion determines that such disclosure will assist Holder's exercise of another right or remedy available to it upon an Event of Default;

Section 3.9 INFORMATION REQUESTS. The Company will and will cause each Subsidiary to furnish from time to time to Holder, at the Company's expense, all information Holder may reasonably request to enable Holder to prepare and file any report or form required of Holder by the Commission or any other regulatory authority;

Section 3.10 INSURANCE. The Company will and will cause each of its Subsidiaries to (i) maintain adequate hazard and business interruption insurance on their assets to the extent obtainable at commercially reasonable rates and
(ii) supply Holder annually with a certification of such insurance from the relevant insurers in the form set forth as EXHIBIT 3.10;

Section 3.11 USE OF PROCEEDS. The Company will use the proceeds of the Loan to pay a dividend to Holdings for the purpose of retiring Ten Million Dollars in principal ($10,000,000) of the 2000 Loan;

Section 3.12 FINANCIAL COVENANTS. The Company will maintain with respect to its earnings and financial condition in accordance with GAAP:

            (a) A ratio of Total Liabilities to Total Revenue which ratio shall be determined as of the last day of each fiscal quarter beginning with the quarter ended March 31, 2002, by comparing (i) the Total Liabilities on such day to (ii) the Total Revenue for the quarter ended on such day multiplied by four
(4), such ratio to be no greater than 1.25 to 1.00;

            (b) A ratio of Total Liabilities to Net Property, Plant and Equipment as of the last day of each fiscal quarter beginning with the quarter ended March 31, 2001, such ratio to be no greater than 4.00 to 1.00;

            (c) A ratio of Total Liabilities to EBITDA which ratio shall be determined as of the last day of each fiscal quarter, determined by comparing
(i) the Total Liabilities on such day to (ii) the EBITDA for the quarter ended on such day multiplied by four (4), such ratio to be no greater than the ratio for each period as follows:

                       PERIOD                             RATIO
                 3/31/02--12/31/02                    11.0 to 1.00

                 1/1/03--12/31/03                      8.7 to 1.00

                 1/1/04--12/31/04                      7.5 to 1.00

                 1/1/05--12/31/05                      7.0 to 1.00

            (d) EBITDA during each of the following periods, no less than the amount indicated in the following table for such period:

            Quarter ending September 30, 2001         $0 (but not negative)
            Quarter ending December 31, 2001          $0 (but not negative)
            Quarter ending March 31, 2002             $2,900,000
            Quarter ending June 30, 2002              $3,500,000


                                       11

            Quarter ending September 30, 2002         $5,000,000
            Quarter ending December 31, 2002          $6,000,000
            Quarter ending March 31, 2003             $6,000,000

            (e) Eligible Accounts Receivable of no less than $25,000,000 and total accounts receivable of no less than $37,000,000 (net of offsetting payables);

Section 3.13 PAYMENTS. The Company will make all payments of principal, interest and expenses as and when due under the Note, without setoff and regardless of any claim the Company may have against Holder;

Section 3.14 COMPLIANCE WITH APPLICABLE LAW. The Company will and will cause each Subsidiary to conduct its business and operations in conformity with the terms of all licenses and other permits, certificates, consents, approvals, authorizations, and agreements granted by the FCC or any other governmental agency, whether presently existing or hereinafter granted to or obtained by the Company, Holdings or such Subsidiary, and otherwise comply in all material respects with all laws, regulations and other requirements of law imposed by all governmental authorities and agencies having jurisdiction over the Company, Holdings and their respective Subsidiaries, or any material part of their assets, business or operations, except where failure to comply could not be expected to result in a Material Adverse Effect on the Company, Holdings and their respective Subsidiaries;

Section 3.15 FURTHER ASSURANCE. The Company will from time to time promptly execute and deliver to Holder such additional documents, and take such other reasonable steps, as Holder may reasonably require to carry out the purposes hereof and of the other Loan Documents, or to protect Holder's rights thereunder, including (without limiting the generality of the foregoing) the execution of recordable documents to reflect Holder's interests in any collateral for the Loan, and the recording thereof at the Company's expense in the relevant public records;

Section 3.16 MAINTAIN COPIES. Maintain an original or a true copy of this Agreement and any modifications hereof, which shall be available for inspection as called for herein or in the Note;

Section 3.17 ACCOUNTS RECEIVABLE CONFIRMATION. The Company shall provide to Holder evidence, satisfactory in form and substance to Holder, from each of AT&T and Worldcom of their respective accounts receivable balances as set forth in
EXHIBIT 3.17 hereof within fourteen (14) days of the Closing Date;

Section 3.18 PROTECT THE COLLATERAL. Take all necessary steps to administer, supervise, preserve and protect the collateral for the Notes and to perfect and maintain the Holder's security interest in such collateral; regardless of any action taken by Holder, there shall be no duty upon Holder in this respect; and

Section 3.19 WEEKLY MEETINGS. The Company shall cause its CFO or CEO to attend a weekly meeting with a representative of Holder, which shall initially be Scott S. Binder, to discuss the business of the Company at a reasonably convenient location specified by Holder at least three (3) days prior to each such meeting.

                                    ARTICLE 4
                               NEGATIVE COVENANTS

         Subject to the terms of Article 9, until the Note is indefeasibly repaid in full, and Holder waives compliance in writing:

Section 4.1 RESTRICTED PAYMENTS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (a)(i) declare or pay any dividend or make any distribution in respect of Holdings' Capital Stock to the holders thereof (other than stock splits, dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) of Holdings or in options, warrants or other rights to acquire such shares of Capital Stock) or
(ii) declare or pay any dividend or make any distribution in respect of the Capital Stock of any Restricted Subsidiary to any Person other than dividends and distributions payable to the Company or any Restricted Subsidiary or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis; (b) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or Holdings (including options, warrants or other rights to acquire such shares of Capital Stock), held by any Person or any shares of Capital Stock of any Restricted Subsidiary (including options, warrants and other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company or Holdings (other than a wholly-owned Restricted Subsidiary) or any holder (or any Affiliate thereof) of five percent (5%) or more of Holdings' Capital Stock; (c) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company or Holdings that is subordinated in right of payment to the Loan, the Note, the Unsecured 2001 Loan or the High-Yield/Public Debt; or (d) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (a) through (d) being collectively referred to as "Restricted Payments").

The foregoing provision of this Section 4.1 shall not be violated by reason of
(i) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Note and the High Yield Debt including a premium, if any, and accrued and unpaid interest and liquidated damages called for in the Indenture, if any, with the net proceeds of, or in exchange for, Indebtedness Incurred under item (B) of clause (viii) of paragraph (b) of Section 5.1 hereof; (ii) the acquisition of Indebtedness of the Company or Holdings which is subordinated in right of payment to the Note or the Unsecured 2001 Loan or High Yield/ Public Debt in exchange for, or out of the proceeds of, a substantially concurrent (A) capital contribution to the Company or Holdings or (B) issuance and sale of shares of the Capital Stock of Holdings (other than Redeemable Stock) (except to the extent such proceeds are used to incur new Indebtedness outstanding pursuant to clause (viii) of paragraph (b) of Section 5.1 hereof); (iii) payments or distributions to dissenting stockholders of Persons other than Holdings in accordance with applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the terms of
Section 5.9 hereof; (iv) other Restricted Payments not to exceed $2.0 million; and (v) investments in any Telecommunications Assets acquired in exchange for Capital Stock of Holdings (other than Redeemable Stock) issued after May 28, 1998 or with the Net Cash Proceeds from the concurrent issuance and sale of Capital Stock of Holdings (other than Redeemable Stock); PROVIDED THAT, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Section 4.2 LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.

            (a) The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or Holdings, other than Indebtedness under Credit Facilities incurred under clause (iii) of paragraph (b) of Section
5.1 unless (i) such Restricted Subsidiary simultaneously executes and delivers an amendment to this Agreement providing for a Guarantee of the Note and the Unsecured 2001 Loan and guarantees the High Yield/Public Debt on terms substantially similar to the Guarantee of such Indebtedness, except that if such Indebtedness is by its express terms subordinated in right of payment to the Note, the Unsecured 2001 Loan and the High Yield/Public Debt, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the Note, the Unsecured 2001 Loan and the High Yield/Public Debt substantially to the same extent as such Indebtedness is subordinated to the Note, the Unsecured 2001 Loan and the High Yield Public Debt and (ii) such Restricted Subsidiary waives, and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company, Holdings or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee.

            (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary required by the foregoing sentence may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company or Holdings, of all of the Company's, Holdings' and each Restricted Subsidiary's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Agreement) or (ii) the release or discharge of the guarantee which resulted in the creation of the Guarantee in question, except a discharge or release by or as a result of payment under such Guarantee.

Section 4.3 LIMITATION ON INVESTMENTS IN UNRESTRICTED SUBSIDIARIES. The Company shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Investments in Holdings or any Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments together with any other Restricted Payments made after May 28, 1998 would exceed the sum of (a) Cumulative Consolidated Cash Flow minus two hundred percent (200%) of Cumulative Consolidated Fixed Charges; (b) one hundred percent (100%) of the aggregate Net Cash Proceeds from the issue or sale to a Person, which is not a Subsidiary of the Company, of Capital Stock of Holdings (other than Redeemable Stock) or of debt securities of the Company or Holdings which have been converted into or exchanged for such Capital Stock (except to the extent such Net Cash Proceeds are used to incur new Indebtedness outstanding pursuant to paragraph (b) of
Section 5.1); and (c) to the extent any Permitted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Permitted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Permitted Investment. Any Investments in Holdings or any Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) shall be treated as the making of a Restricted Payment in calculating the amount of Restricted Payments made by the Company, Holdings or a Subsidiary and (ii) may be made in cash or property (if made in property, the Fair Market Value thereof as determined by the Board of Directors (whose determination shall be conclusive and evidenced by a Board resolution) shall be deemed to be the amount of such Investment for the purpose of this Section 4.3).

Section 4.4 EMPLOYEE LOANS. Unless permitted under the Indenture, the Company shall not, and shall not permit its Subsidiaries to, loan or advance to its employees in excess of One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate per year; PROVIDED, HOWEVER, that the aggregate amount of advances and loans outstanding to employees shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) at any one time.

Section 4.5 CROSS-ACCELERATION. The Company shall not incur, and shall not permit any Subsidiary to incur, any default under any material loan, material lease or other material agreement pertaining to another debt or material obligation of the Company, Holdings or any Subsidiary which results (a) in the case of material loans, in the acceleration of the maturity thereof or (b) in the case of material leases and other material agreements, in the termination of the Company's, Holdings' or the Subsidiary's rights thereunder.

Section 4.6 CHANGES TO INDENTURE. The Company will not without the prior written consent of Holder, which consent shall not be unreasonably withheld or delayed:
(i) agree to any change in the payment priority of the Indenture Notes which would result in the subordination of the Indenture Notes; (ii) grant or obtain additional collateral to secure the Indenture Notes without providing the same collateral on a pro rata basis to Holder; and (iii) materially modify, or agree to any material change in the terms and conditions of or the expiration of, the negative covenants in Sections 801, 1010-1022 of the Indenture.

LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of its assets or properties of any character (including, without limitation, licenses and trademarks), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, whether owned at the date of this Agreement or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereof.

                                    ARTICLE 5
                          ADDITIONAL NEGATIVE COVENANTS

          Subject to the terms of Article 9, until the Note is indefeasibly repaid in full, and Holder waives compliance in writing:

Section 5.1 LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness or, in the case of Restricted Subsidiaries, issue or have outstanding Preferred Stock (other than Acquired Preferred Stock); provided, however, that the Company may Incur Indebtedness if, immediately thereafter, the ratio of (i) the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of the Company, Holdings and their respective Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date to (ii) the Pro Forma Consolidated Cash Flow for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than 5.0 to 1.

            (b) The foregoing limitations of paragraph (a) of this covenant will not apply to any of the following Indebtedness ("Permitted Indebtedness"), each of which shall be given independent effect:

            (i) Indebtedness of the Company evidenced by the Note;

            (ii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Closing Date;

            (iii) Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed Five Million Dollars ($5,000,000) that is unsecured and convertible into equity securities of Holdings;

            (iv) Indebtedness of the Company or any Restricted Subsidiary incurred to finance the cost (including the cost of design, development, construction, acquisition, licensing, installation or integration) of Telecommunications Assets;

            (v) Indebtedness of a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary, except that (A) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) and (B) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary which is owed Indebtedness by another Restricted Subsidiary shall, in each case, be an Incurrence of Indebtedness by such Restricted Subsidiary, subject to the other provisions of this Agreement;

            (vi) Indebtedness of the Company owed to and held by a Restricted Subsidiary which is unsecured and subordinated in right to the payment and performance of the obligations of the Company under this Agreement and the Note, except that the limitations of paragraph (a) of this Section 5.1 shall apply to such Indebtedness at such time as (A) any transfer of such Indebtedness by a Restricted Subsidiary (other than to another Restricted Subsidiary) and (B) the sale, transfer or other disposition by the Company, Holdings or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary which is owed such Indebtedness by the Company or Holdings, subject to other provisions of this Agreement;

            (vii) Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to refinance (whether by amendment, renewal, extension or refunding), then outstanding Indebtedness of the Company or a Restricted Subsidiary, other than Indebtedness Incurred under clauses (iii), (v), (vi), (viii), (ix), (xi) and
(xii) of this Section 5.1(b), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest and reasonable fees and expenses), except in the case of Indebtedness senior to the Note being refinanced and in such case in an amount not to exceed the principal amount of such senior Indebtedness outstanding on the Closing Date (plus premiums, accrued interest and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause (vii) if: (A) in case the Note is refinanced in part or the Indebtedness to be refinanced is pari passu with the Note, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Note, and (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Note, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Note at least to the extent that the Indebtedness to be refinanced is subordinated to the Note;

            (viii) Indebtedness of (A) the Company not to exceed, at any one time outstanding, 2.00 times the Net Cash Proceeds from the issuance and sale, other than to a Subsidiary, of Common Stock (other than Redeemable Stock) of Holdings (less the amount of such proceeds used to make Restricted Payments as provided in clause (c) or (d) of Section 5.1) and (B) the Company or Holdings not to exceed, at one time outstanding, the fair market value of any Telecommunications Assets acquired by the Company or Holdings in exchange for Common Stock of Holdings issued after May 28, 1998; provided, however, that in determining the fair market value of any such Telecommunications Assets so acquired, if the estimated fair market value of such Telecommunications Assets exceeds (x) $2 million (as estimated in good faith by the Board of Directors), then the fair market value of such Telecommunications Assets will be determined by a majority of the Board of Directors of Holdings, which determination will be evidenced by a resolution thereof, and (y) $10 million (as estimated in good faith by the Board of Directors), then the Company shall deliver to the Holder a written appraisal as to the fair market value of such Telecommunications Assets prepared by a nationally recognized investment banking or public accounting firm (or, if no such investment banking or public accounting firm is qualified to prepare such an appraisal, by a nationally recognized appraisal firm); and provided further that, except with respect to Acquired Indebtedness, such Indebtedness does not mature prior to the Stated Maturity of the Note and the Average Life of such Indebtedness is longer than that of the Note;

            (ix) Indebtedness of the Company or any Restricted Subsidiary (A) in respect of performance, surety or appeal bonds or letters of credit supporting trade payables, in each case provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements covering Indebtedness of the Company; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

            (x) Indebtedness of the Company, to the extent that the net proceeds thereof are promptly (A) used to repay the Note upon the acceleration of the maturity thereof upon a Change of Control or (B) deposited to defease all of the Note pursuant to Article 8; and

            (xi) Indebtedness of a Restricted Subsidiary represented by a Guarantee of the Note permitted by and made in accordance with Section 4.2.

            (c) For purposes of determining any particular amount of Indebtedness under this Section 5.1, Guarantees, Liens or obligations with respect to letters of credit and other credit enhancements supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of Section 4.2. For purposes of determining compliance with this Section 5.1, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion may, at the time of such Incurrence, (i) classify such item of Indebtedness under and comply with either of paragraph (a) or (b) of this covenant (or any of such definitions), as applicable, (ii) classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable and (iii) elect to comply with such paragraphs (or definitions), as applicable in any order.

Section 5.2 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

            (a) Until the Loan has been fully and indefeasibly paid as and when due, the Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to do any one of the following:

                  (i) pay dividends or make any other distributions on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

                  (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

                  (iii) make loans or advances to the Company or any other Restricted Subsidiary; or

                  (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

            (b) The foregoing negative covenants shall not restrict any encumbrances or restrictions:

                  (i) existing on the Closing Date , in this Agreement or any other agreements or instruments in effect on the Closing Date and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to Holder than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                  (ii) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued (or, in the case of Acquired Preferred Stock, terms of such Acquired Preferred Stock) if the encumbrance or restriction applies only in the event of a default with respect to a financial covenant contained in such Indebtedness or agreement (or, in the case of Acquired Preferred Stock, upon the default in the payment of dividends upon such Acquired Preferred Stock) and such encumbrance or restriction is not materially more disadvantageous to Holder than is customary in comparable financings (as determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Note;

                  (iii) existing under or by reason of applicable law;

                  (iv) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                  (v) in the case of clause (iv) of sub-Section 5.2(a), (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Agreement or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiaries in any manner material to the Company or any Restricted Subsidiary; or

                  (vi) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary.

            (c) Nothing contained in this Section 5.2 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.7 or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

Section 5.3 LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue, transfer, convey, sell, lease or otherwise dispose of any shares of Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) of such or any other Restricted Subsidiary (other than to the Company or a wholly-owned Restricted Subsidiary or in respect of any director's qualifying shares or sales of shares of Capital Stock to foreign nationals mandated by applicable law) to any Person unless (a) the Net Cash Proceeds from such issuance, transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 5.6, (b) immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary of the Company and (c) any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under
Section 4.1 if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition (valued as provided in the definition of "Investment"); PROVIDED, HOWEVER, that notwithstanding the foregoing, the Company may, and may permit its Restricted Subsidiaries to, issue, transfer, convey, sell or otherwise dispose of Capital Stock (other than Redeemable Stock) (including options, warrants or other rights to purchase shares of such Capital Stock) of such or any Restricted Cable Subsidiary so long as (x) immediately after such transaction, the Company and/or its Restricted Subsidiaries continue to beneficially own at least a majority of the Voting Stock of such Restricted Cable Subsidiary and (y) the Net Cash Proceeds from such transaction are applied in accordance with the provisions of Section 5.6. For purposes of the foregoing, a "Restricted Cable Subsidiary" shall mean any Restricted Subsidiary of the Company organized after the May 28, 1998 for the purpose of designing, developing, constructing, acquiring, licensing, owning and/or operating fiber optic cable or similar transmission systems used in the telecommunications business.

Section 5.4 LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of ten percent (10%) or more of any class of Capital Stock of the Company, Holdings or any Restricted Subsidiary or with any Affiliate of Holdings or any Restricted Subsidiary, unless the following conditions have been met:

            (a) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate;

            (b) if such transaction or series of transactions involves aggregate consideration in excess of $2 million, then such transaction or series of transactions is approved by a majority of the Board of Directors (including a majority of the disinterested members thereof, if any) and is evidenced by a resolution thereof; and

            (c) if such transaction or series of transactions involves aggregate consideration in excess of $10 million, then the Company or such Restricted Subsidiary shall deliver to Holder a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction from a financial point of view from a nationally recognized investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by a nationally recognized appraisal firm or accounting firm).

         The foregoing limitation does not limit, and will not apply to (i) any transaction between the Company and any of its Restricted Subsidiaries or between or among Restricted Subsidiaries; (ii) the payment or reimbursement of reasonable and customary regular fees and expenses to directors of Holdings who are not employees of Holdings or the Company; (iii) any Restricted Payments not prohibited by Section 5.2; (iv) loans and advances to officers or employees of Holdings or the Company and their respective Subsidiaries not exceeding at any one time outstanding $1.5 million in the aggregate; (v) employment and similar agreements entered into between the Company or any of its Restricted Subsidiaries with their respective employees in the ordinary course of business; and (vi) operating and similar agreements entered into in the ordinary course of the Company's business.

Section 5.5 INTENTIONALLY LEFT BLANK.

Section 5.6 LIMITATION ON ASSET SALES.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or disposed of as determined by the good faith judgment of the Board of Directors evidenced by a resolution thereof and (ii) at least seventy-five percent (75%) of the consideration received for such Asset Sale consists of cash or cash equivalents or the assumption of unsubordinated Indebtedness.

            (b) The Company shall, or shall cause the relevant Restricted Subsidiary to, within 360 days after the date of receipt of the Net Cash Proceeds from an Asset Sale, (i) (A) apply an amount equal to such Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case, owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in property or assets of a nature or type or that are used in a business (or in a Person having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company, Holdings and their respective Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) and (ii) apply (no later than the end of the 360-day period referred to above) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this Section 5.6. The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 360-day period referred to above in the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

            (c) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, the Company must, not later than the 30th Business Day thereafter, make an offer (an "Excess Proceeds Offer") to purchase from Holder on a pro rata basis an aggregate principal amount of the Note equal to the Excess Proceeds on such date, at a purchase price equal to one hundred percent (100%) of the principal amount of the Note, plus, in each case, accrued and unpaid interest to the date of purchase (the "Excess Proceeds Payment").

            (d) The Company shall commence an Excess Proceeds Offer by mailing a notice to Holder stating: (i) that the Excess Proceeds Offer is being made pursuant to this Section 5.6 and that the Note validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date; (v) that Holder electing to have a Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (vi) that Holder shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of Holder, the principal amount of the Note delivered for purchase and a statement that Holder is withdrawing his election to have the Note purchased; and (vii) that Holder whose Note is being purchased only in part will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of One Thousand Dollars ($1,000) or integral multiples thereof.

            (e) On the Excess Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Note or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Holder the Note or portions thereof so accepted together with an Officer's Certificate specifying the Note or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to Holder of the Note so accepted payment in an amount equal to the purchase price, and shall promptly authenticate and mail to Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of One Thousand Dollars ($1,000) or integral multiples thereof. To the extent that the aggregate principal amount of Note tendered is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. The Company shall publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 5.6, the Company shall act as the Paying Agent.

            (f) The Company shall comply with Rule 14e-1 under the Exchange Act and any other rules and regulations thereunder to the extent such rules and regulations are applicable, in the event that such Excess Proceeds are received by the Company under this Section 5.6 and the Company is required to repurchase the Note as described above.

Section 5.7 BUSINESS OF THE COMPANY; RESTRICTION ON TRANSFERS OF EXISTING BUSINESS. The Company shall not, and shall not permit any Restricted Subsidiary to, be principally engaged in any business or activity other than a Permitted Business. In addition, the Company and any Restricted Subsidiary shall not be permitted to, directly or indirectly, transfer to any Unrestricted Subsidiary
(i) any of the material licenses, agreements or instruments, permits or authorizations used in the Business of the Company, Holdings and any Restricted Subsidiary on the Closing Date or (ii) any material portion of the "property and equipment" (as such term is used in the Company's consolidated financial statements) of the Company or any Significant Subsidiary used in the licensed service areas of the Company and any Restricted Subsidiary as they exist on the Closing Date.

Section 5.8 LIMITATION ON SALE-LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Restricted Subsidiaries.

         Notwithstanding the foregoing, the Company may enter into Sale-Leaseback Transactions; provided, however, that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company and (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company would be able to incur One Dollar ($1.00) of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (a) of Section 5.1.

Section 5.9 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE. The Company shall not consolidate with, or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to, any Person or permit any Person to merge with or into the Company and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless:

            (a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company (A) shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and (B) shall expressly assume, by an amendment to this Agreement, duly executed and delivered to the Holder, all of the obligations of the Company with respect to the Note and under this Agreement;

            (b) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

            (c) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Note, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

            (d) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Note, as the case may be, could Incur at least One Dollar ($1.00) of Indebtedness under paragraph (a) of Section 5.1;

            (e) the Person formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company is not Holdings; and

            (f) the Company delivers to the Holder an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clauses
(c) and (d) above) and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment to the Agreement complies with this Section 5.9 and that all conditions precedent herein provided for relating to such transaction have been complied with;

provided, however, that clauses (c) and (d) above shall not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                                    ARTICLE 6
                                     DEFAULT

Section 6.1 EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default" as that term is used herein:

            (a) PRINCIPAL AND INTEREST PAYMENTS. The Company fails to make payment within thirty (30) days of the due date of any principal or interest installment on the Note;

            (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Company proves to have been incorrect in any respect as of the date thereof and such false or inaccurate representation or warranty could reasonably be expected to have a Material Adverse Effect on the Company, Holdings or their respective Subsidiaries;

            (c) COVENANTS.

            (i) the Company defaults in the observance or performance of any of the covenants or agreements contained in Sections 3.1(b), 3.6, 3.7, 3.12, 3.13 or 4.5 or any other subsection of this Section 6.1 of this Agreement, except in the case of breaches of Sections 3.6 and 3.7, with respect to litigation, defaults and judgments which are not reasonably likely to result in a Material Adverse Effect or prejudice of any rights of the Holder; or

            (ii) the Company defaults in the observance or performance of any of the covenants herein (except Sections 3.1(b), 3.6, 3.7, 3.12, 3.13 or 4.5) and such default continues unremedied for a period of thirty (30) days after notice thereof being given by Holder to the Company, unless if such default cannot reasonably be remedied within thirty (30) days, the Company commences efforts to remedy such default within thirty (30) days after notice thereof is given to the Company and such default is remedied within forty-five (45) days after notice of such default is given to the Company;

            (d) LOAN DOCUMENTS. The Company defaults in the observance or performance of any of the covenants or agreements contained in any Loan Document to which it is a party which continues beyond the expiration of any notice and cure period pertaining thereto;

            (e) INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS. A receiver, conservator, liquidator or trustee of the Company, Holdings, any Restricted Subsidiary or of their property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Company or Holdings under the U.S. Bankruptcy Code; or the Company, Holdings or any Restricted Subsidiary is adjudicated bankrupt or insolvent; or any material portion of the properties of the Company, Holdings or any Restricted Subsidiary is sequestered by court order and such order remains in effect for more than sixty (60) days after the Company obtains Knowledge thereof; or a petition is filed against the Company, Holdings or any Restricted Subsidiary under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days;

            (f) VOLUNTARY PETITIONS. The Company, Holdings or any Restricted Subsidiary files a petition under the U.S. Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

            (g) ASSIGNMENTS FOR BENEFIT OF CREDITORS. The Company, Holdings or any Restricted Subsidiary makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of all or any part of its property;

            (h) UNDISCHARGED JUDGMENTS. Judgment for the payment of money for an amount in any individual case in excess of $1,000,000 or for any amount when the aggregate amount of all judgements against the Company exceeds $5,000,000 (excluding any portion thereof that an insurance company has agreed in a writing to Holder to pay) is rendered against the Company, Holdings or any Restricted Subsidiary, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to levy upon assets or properties of the Company, Holdings or any Restricted Subsidiary to enforce such judgment;

            (i) ATTACHMENT. A writ or warrant of attachment, seizure or any similar process involving an amount in any individual case in excess of $1,000,000 or for any amount when the aggregate amounts involved in all such process pending against the Company, Holdings and the Restricted Subsidiaries exceeds $5,000,000, shall be issued by any court against all or any material portion of the property of the Company, Holdings or any Restricted Subsidiary, and such writ or warrant of attachment or any similar process is not released or bonded within thirty (30) days after its entry;

            (j) RECEIVABLES PURCHASE AGREEMENT. An Amortization Event (as defined in the Receivables Purchase Agreement) occurs under the Receivables Purchase Agreement; or

            (k) UNSECURED 2001 LOAN DOCUMENTS. An Event of Default (as defined in the Unsecured 2001 Loan Agreement) occurs under the Unsecured 2001 Loan Documents.

Section 6.2 REMEDIES.

            (a) DEFAULT RATE OF INTEREST. If (i) the Company fails to make payment on the due date of any principal or interest installment on the Note or
(ii) an uncured Event of Default shall occur and be continuing, interest shall accrue in respect of the Loan at the Default Rate, according to the terms of the Note until such payment is made or such Event of Default is cured.

            (b) ACCELERATION. Upon the occurrence of any Event of Default, Holder may:

                  (i) by written notice to the Company, declare the entire principal amount of the Loan then outstanding, including interest accrued thereon, together with all other fees and charges payable in connection with the Loan, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Company;

                  (ii) avail themselves of any other rights or remedies provided by applicable law; and

                  (iii) set-off any funds of the Company in the possession of Holder against any amounts then due by the Company to Holder pursuant to this Agreement.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

Section 7.1 CLOSING. The obligation of Holder to fund the Loan at Closing shall be subject to the satisfaction, prior to or at Closing, of the following conditions:

            (a) ISSUANCE OF NOTE . The Company shall have issued to Holder the Note to be issued and sold to Holder hereunder.

            (b) TRANSACTION DOCUMENTS. The Holder shall have received, in form and substance satisfactory to it and its counsel, this Agreement, the other Loan Documents, duly executed, and each such document shall be in full force and effect.

            (c) CERTIFIED DOCUMENTS. The Company shall have delivered or caused to be delivered to Holder copies of the following documents or certificates, duly certified:

                  (i) Certificates, signed by the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, as to (x) the incumbency, and containing the specimen signatures of the Persons authorized to execute on behalf of the Company the Loan Documents, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (y) the authenticity of the Company's Certificate of Incorporation and Bylaws.

                  (ii) A certificate of status or good standing of the Company from the jurisdiction of its incorporation, in each case, dated within thirty
(30) days of the Closing Date.

            (d) REPRESENTATIONS AND WARRANTIES; NO DEFAULT; NO ADVERSE CHANGE. The representations and warranties of the Company contained in this Agreement shall be true in all material respects on the Closing Date except as affected by the consummation of the subject transactions, and there shall exist on such date and after giving effect to such transactions, no Event of Default or breach of any Loan Document. The Company shall have delivered to Holder an Officer's Certificate, dated the Closing Date, to all such effects.

            (e) TRANSACTION PERMITTED BY APPLICABLE LAWS; NO INJUNCTION. The entry into the Loan hereunder shall not be prohibited by any applicable law or governmental regulation. No preliminary, temporary or permanent injunction or restraining order or other binding order, decree or ruling issued by a court or governmental agency, shall be in effect or be pending which shall or would have the effect of preventing the consummation of the transactions contemplated by this Agreement.

            (f) COMPLIANCE WITH SECURITIES LAWS. The offering, issuance, and sale by the Company of the Note shall have complied with all applicable requirements of federal and state securities laws, and the Holder shall have received evidence of such compliance in form and substance satisfactory to it.

            (g) APPROVALS AND CONSENTS. The Holder shall have received evidence reasonably satisfactory to it that the Company has received all material authorizations, consents, approvals, licenses, permits, and certificates by or of all governmental bodies in each case, necessary for the issuance of the Note, and the execution and delivery of the Loan Documents, and all of the foregoing shall be in full force and effect on the Closing Date.

            (h) EXPENSES. The Company shall have paid all of the reasonable fees, costs, and expenses (including all out-of-pocket due diligence costs and expenses) incurred by the Holder, including the fees and expenses of Holder's counsel Dickstein Shapiro Morin & Oshinsky LLP.

            (i) INSURANCE. The Company shall have furnished evidence satisfactory to the Holder that it has the insurance required by Section 3.10.

            (j) DUE DILIGENCE. The Holder shall have completed their financial and legal due diligence with the respect to the Company its management and its industry, the results of which shall be satisfactory to the Holder.

            (k) UNSECURED 2001 LOAN DOCUMENTS. The Holder shall have received, in form and substance satisfactory to it and its counsel, the Unsecured 2001 Loan Documents, duly executed, and in full force and effect.

            (l) OPINION OF COUNSEL. The Holder shall have received the opinion or opinions of counsel to the Company addressed to Holder and dated the Closing Date and satisfactory in form and substance to Holder and its counsel.

            (m) WAIVERS AND CONSENTS. The Holder shall have received evidence, satisfactory in form and substance to it in its sole discretion, that the Company shall (a) not be in breach of any document set forth on EXHIBIT 2.06(b) as a result of the funding of the Loan, and (ii) have obtained any and all waivers and consents required pursuant to any such documents set forth on
EXHIBIT 2.06(b), in form and substance satisfactory to Holder, required for Holder to fund the Loan.

                                   ARTICLE 8
                            REDEMPTION OR DEFEASANCE

Section 8.1 MATURITY OF NOTE UPON CHANGE OF CONTROL.

         Subject to the Company's rights of defeasance and covenant defeasance under this Article:

            (a) Upon the occurrence of a Change of Control and the written demand of the Holder of the Note, the unpaid principal balance of the Note, and all accrued and unpaid interest thereon shall become due and payable.

            (b) The Company shall comply with Rule 14e-1 under the Exchange Act and any rules and regulations thereunder to the extent such rules and regulations are applicable in the event that a Change of Control occurs and the Company is required to repay the Note under this Section 8.1.

Section 8.2 DEFEASANCE AND DISCHARGE. Upon meeting the conditions set forth in
Section 8.4 hereof, the Company may, by written notice to Holder, exercise the right to be deemed to have been discharged from its obligations with respect to the Note on the date the conditions set forth in Section 8.4 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Note, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Agreement referred to in
(A) and (B) below, and to have satisfied all its other obligations under such Note and this Agreement insofar as the Note are concerned (and Holder, at the expense of the Company, shall execute proper instruments acknowledging same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of the Holder of the Note to receive payments (solely from monies deposited in trust) in respect of the principal of, premium, if any, and accrued interest on the Note when such payments are due, and (B) this Article 8. Subject to compliance with this Article 8, the Company may exercise its rights under this Section 8.2 notwithstanding the prior exercise of its rights under Section 8.3 with respect to the Note.

Section 8.3 COVENANT DEFEASANCE. Upon meeting the conditions set forth in
Section 8.4 hereof, the Company may, by written notice to Holder, exercise the right to be released from its obligations under any covenant contained in Sections 3.10, 3.4, 3.2, 3.12, and Articles 4 and 5 (other than Section 5.9(a),
(b) and (e) with respect to the Note (hereinafter, "covenant defeasance"), and the Note shall thereafter be deemed not to be "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holder (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Note, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Agreement and such Note shall be unaffected thereby.

Section 8.4 CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to application of either Section 8.2 or Section 8.3 to the
Note:

            (1) The Company shall irrevocably have deposited or caused to be deposited with a trustee (who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holder of the Note, (A) cash in United States dollars, (B) U.S. Government Obligations or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, and which shall be applied by the trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any), and accrued interest on the Note on the Stated Maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Note. Before such a deposit, the Company may give to the trustee a notice of its election to redeem all of the Note at a future date, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a "bank" (as defined in Section

3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            (2) No Default or Event of Default with respect to the Note shall have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under paragraph (e) or (f) of Section 6.1 hereof is concerned, at any time during the period ending on the 123rd day after the date of such deposit.

            (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Agreement) to which the Company is a party or by which it is bound.

            (4) In the case of an election under Section 8.2, the Company shall have delivered to the trustee an opinion of counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since May 28, 1998, there has been a change in the applicable federal income tax law, in either case to the effect, and based thereon such opinion shall confirm, that Holder will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

            (5) In the case of an election under Section 8.3, the Company shall have delivered to the trustee an opinion of counsel to the effect that the Holder will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

            (6) The Company shall have delivered to the trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 8.2 or the covenant defeasance under Section 8.3 (as the case may be) have been complied with.

Section 8.5 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

            (a) All money and U.S. Government Obligations (including the proceeds thereof) deposited with a trustee pursuant to Section 8.4 in respect of the Note shall be held in trust and applied by such trustee, in accordance with the provisions of the Note and this Agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the trustee may determine, to the Holder of the Note of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

            (b) The Company shall pay and indemnify the trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holder.

            (c) Anything in this Article 8 to the contrary notwithstanding, the trustee shall deliver or pay to the Company from time to time upon its request any money or U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 8.6 REINSTATEMENT. If the trustee or any Paying Agent is unable to apply any money in accordance with Section 8.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Agreement and the Note shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3, as the case may be, until such time as the trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.5; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on the Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holder of the Note to receive such payment from the money held by the trustee or Paying Agent.

Section 8.7 APPOINTMENT OF TRUSTEE. At the time Company exercises its rights under Sections 8.2 or 8.3 hereof, Holder shall appoint a trustee satisfactory to Company or appoint a trustee upon Company's request (the "Trustee"), with full power and authority (including power of substitution), except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of Holder, or in its own name as the Trustee, to take all actions required or permitted under Sections 8.2-8.6 hereof (including giving and receiving all accountings, reports, notices and consents). The authority conferred under this
Section 8.7 shall be an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the Holder or any of them, or by operation of law, whether by the dissolution or termination of any Holder or the occurrence of any other event. If the Trustee resigns or is otherwise unable to serve as the Trustee, the successor Trustee shall be designated in writing by Holder. If Holder should dissolve or terminate or if any other such event should occur, any action taken by the Trustee pursuant to this Section 8.7 shall be as valid as if such dissolution, termination or other event had not occurred, regardless of whether or not the Trustee or the Company shall have received notice of such dissolution, termination or other event.

Section 8.8 Section 8.1 NOT APPLICABLE. Upon the Company meeting the conditions of Section 8.4 hereof and exercising its right of defeasance or covenant defeasance under Section 8.2 or 8.3 hereof, Section 8.1 shall no longer be applicable to the Company.

                                   ARTICLE 9
                  TERMINATION OF COVENANTS/REMOVAL OF COVENANTS

         All covenants herein shall cease to be in effect upon repayment of the Note, provided, however, such covenants shall be in effect if Holder is required to disgorge any previous repayments.

                                   ARTICLE 10
                             FEES AND COSTS; DEPOSIT

Section 10.1 FEES AND COSTS. The Company shall pay:

            (a) All costs, brokerage and other commissions, due diligence costs, reasonable legal fees and other fees and expenses actually incurred by the Company or the Holder in connection with the execution of the Loan Documents and the transactions contemplated by this Agreement;

            (b) All of Holder's reasonable expenses of any nature actually incurred, which may be reasonably necessary, either before or after a Default or an Event of Default hereunder, for the enforcement or preservation of Holder's rights under this Agreement, the Note, or any other agreement between the Holder and the Company as mentioned herein, including but not limited to reasonable attorneys' fees, appellate costs and fees, and costs incurred by Holder as a participant in any bankruptcy proceeding, workout, debt restructuring, extension of maturity or document amendment, involving the Company or any other obligor under the Note;

            (c) All costs and fees, including reasonable attorneys' fees and expenses, incurred by Holder or its Affiliates in connection with:

                  (i) any suit, action or claim of Holder to enforce the provisions of the Loan Documents or any other document in connection with the transactions contemplated by this Agreement; and

                  (ii) any suit, action, claim or other liability asserted against Holder or its Affiliates by the Company in which the Company does not prevail with respect to substantially all of its claims.

                                   ARTICLE 11
                                 INDEMNIFICATION

         The Company will indemnify Holder and its directors, officers, employees, agents and controlling Persons (hereinafter collectively, "Indemnitees") against, and hold each such Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including attorneys' fees and expenses) incurred by or asserted against Holder or any such Indemnitee arising out of, in any way connected with, or resulting from the following:

            (a) this Agreement, the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, or consummation of the transactions contemplated hereby and thereby;

            (b) any and all liability and loss with respect to or resulting from any and all claims for or on account of any broker's finder's fees or commissions with respect to this transaction as may have been created by the Company or its officers, partners, employees or agents, together with any stamp or excise taxes which may become payable in connection with this transaction or the issuance of stock hereunder; and

            (c) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not Holder or any such person is a party thereto;

         PROVIDED, HOWEVER, that any such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from Holder's gross negligence or willful misconduct. THIS Section IS INTENDED TO INDEMNIFY THE INDEMNITEES FROM THE RESULTS OF THEIR OWN ORDINARY NEGLIGENCE.

         The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Note, the invalidity or unenforceability of any term or provision of this Agreement or any Loan Documents, or any investigation made by or on behalf of Holder. All amounts due under this Article shall be payable on written demand therefor.

                                   ARTICLE 12
                                    REMEDIES

Section 12.1 CUMULATION. None of the rights or remedies of the Holder provided herein shall be exclusive, but each shall be cumulative with and in addition to every other right or remedy of Holder, now or hereafter existing, at law or in equity, by statute, agreement or otherwise.

Section 12.2 NO IMPLIED WAIVER. No course of dealing between Holder and any other party hereto, or any failure or delay on the part of Holder in exercising any rights or remedies hereunder, shall operate as a waiver of any rights or remedies of Holder under this or any other applicable agreement. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

                                   ARTICLE 13
                                     PARTIES

         This Agreement will bind and accrue to the benefit of the Company, the Holder, any holders of the Note, and their successors and assigns. Any purchaser, assignee, transferee or pledgee of the Note, or any document arising in connection with the transaction subject to this Agreement (or any of them), sold, assigned, transferred, pledged or repledged by Holder shall forthwith become vested with and entitled to exercise all rights and remedies provided herein to Holder, as if said purchaser, assignee, transferee or pledgee were originally named in this Agreement in place of Holder.

                                   ARTICLE 14
                                     NOTICE

         All notices or communications under this Agreement or the Note shall be in writing and mailed, postage prepaid, or delivered as follows:

           To Holder:          Allied Capital Corporation
                               1919 Pennsylvania Avenue, NW, 3rd Floor
                               Washington, DC 20006
                               Attn:  Scott S. Binder, Managing Director

                               and to

                               Dickstein Shapiro Morin & Oshinsky LLP
                               2101 L Street, NW
                               Washington, DC 20037
                               Attn:  David P. Parker, Esquire

           To the Company:     Startec Global Operating Company
                               Startec Global Licensing Company
                               1151 Seven Locks RoadPotomac, MD  20854
                               Attn:  Ram Mukunda, President
                               and Yolanda Stefanou Faerber, General
                               Counsel

or, to such subsequent addresses as may hereafter be specified by the parties. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions. Each such notice, request or other communication shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of the messenger or the answer back being deemed conclusive evidence of such delivery).

                                   ARTICLE 15
                           RELATIONSHIP OF THE PARTIES

         This Agreement provides, among other things, for the making of loans by Holder, in its capacity as a lender, to the Company, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Company to Holder. The provisions herein requiring compliance with financial covenants and delivery of financial statements are intended solely for the benefit of Holder to protect its interests as a lender in assuring payments of interest and repayment of principal, and as warrant or stockholders in preserving their equity stake in the Company. Nothing contained in this Agreement shall be construed as permitting or obligating Holder to act as financial or business advisors or consultants to the Company, as permitting or obligating Holder to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of Holder to the Company, or as creating any joint venture, agency or other relationship between the parties, other than as explicitly and specifically stated in this Agreement. Holder is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Company; neither Holder nor the Company intend Holder to assume such status, and, accordingly, Holder shall not be deemed responsible for or a participant in any acts or omissions of the Company. The Company represents that it has the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

                                   ARTICLE 16
    CONTROLLING LAW; VENUE AND NON-EXCLUSIVE JURISDICTION; SERVICE OF PROCESS

         This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the District of Columbia, without regard to its principles of conflicts of law. Venue for any adjudication hereof may be in the courts of the District of Columbia or the federal courts in the District of Columbia, to the jurisdiction of which courts all undersigned parties hereby submit as the agreement of such parties, as not inconvenient, and as not subject to review by any court other than such courts in the District of Columbia. All parties intend and agree that the courts of jurisdictions in which the Company is incorporated and conducts its business shall afford full faith and credit to any judgment rendered by a court of the District of Columbia against the Company or other obligees hereunder, and that such District of Columbia and federal courts shall have IN PERSONAM jurisdiction to enter a valid judgment against the Company or other obligees hereunder. Service of any summons and/or complaint and any other process which may be served on the Company in any action in respect hereto, may be made by mailing via registered mail, or delivering a copy of such process to the Company at its address specified above. The parties hereto agree that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Holder.

                                   ARTICLE 17
                             WAIVER OF TRIAL BY JURY

         EACH PARTY TO THIS AGREEMENT WAIVES ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS OF ANY KIND DIRECTLY OR INDIRECTLY ARISING FROM OR RELATING TO THIS AGREEMENT, THE LOAN, THE LOAN DOCUMENTS OR THE DEALINGS OF THE PARTIES IN RESPECT THERETO. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS ARTICLE IS A MATERIAL TERM OF THIS AGREEMENT AND THAT THE HOLDER WOULD NOT EXTEND ANY FUNDS HEREUNDER IF THIS WAIVER OF JURY TRIAL WERE NOT A PART OF THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE. EACH PARTY HERETO AGREES THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE OF COMPETENT JURISDICTION, WITHOUT A JURY.

                                   ARTICLE 18
                               CAPTIONS; SEVERANCE

         The captions in this Agreement and the Note are inserted for convenience of reference only and shall be construed neither to limit nor amplify the meaning of the other text of such documents. To the extent any provision herein violates any applicable law, such provision shall be void and the balance of this Agreement shall remain unchanged.

                                   ARTICLE 19
                         COUNTERPARTS; ENTIRE AGREEMENT

         This Agreement may be executed in as many counterpart copies and with as many counterpart signature pages as may be convenient. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement; it shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties. This Agreement, the Note, the Exhibits hereto and the documents mentioned herein set forth the entire agreements and understandings of the parties hereto in respect of this transaction. Any verbal agreements in respect of this transaction are hereby terminated. The terms herein may not be changed verbally but only by a writing signed by the party against which enforcement of the change is sought.

                                   ARTICLE 20
                      DEFINITIONS AND RULES OF CONSTRUCTION

Section 20.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings as follow:

            (a) "2000 LOAN" shall have the meaning set forth in Recital A.

            (b) "2000 LOAN AGREEMENT" shall have the meaning set forth in Recital A.

            (c) "2000 LOAN DOCUMENTS" shall mean, collectively with all modifications, extensions, renewals and replacements thereof and therefor, the 2000 Loan Agreement and the note and warrants issued thereunder.

            (d) "ACQUIRED INDEBTEDNESS" or "ACQUIRED PREFERRED STOCK" means Indebtedness or Preferred Stock, as the case may be, of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness or Preferred Stock, as the case may be, of such Person which is redeemed, defeased, retired or otherwise repaid in full at the time of or immediately upon the consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be considered as Indebtedness or Preferred Stock.

            (e) "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            (f) "AFFILIATED PERSON" shall have the definition for such term set forth in Section 2(a)(3) of the Investment Company Act of 1940, as amended.

            (g) "AGREEMENT" is defined as this Investment and Loan Agreement and the exhibits and schedules hereto, as the same may be amended, supplemented, extended, modified or replaced in accordance with the terms hereof.

            (h) "ASSET ACQUISITION" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or
(ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person (other than the Company or any of its Restricted Subsidiaries) that constitute substantially all of a division or line of business of such Person.

            (i) "ASSET DISPOSITION" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

            (j) "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any of its Restricted Subsidiaries) of (i) all or any of the Capital Stock of any Restricted Subsidiary (other than in respect of any director's qualifying shares or investments by foreign nationals mandated by applicable law), (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Section 5.9 and which, in the case of any of clause (i), (ii) or (iii) above, whether in one transaction or a series of related transactions, (a) have a fair market value in excess of One Million Dollars ($1,000,000) or (b) are for net proceeds in excess of One Million Dollars ($1,000,000); provided that sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business shall not be included within the meaning of "Asset Sale."

            (k) "ATTRIBUTABLE VALUE" means, as to any particular lease under which any Person is at the time liable, other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (whether or not such lease is terminable at the option of the lessee prior to the end of such term), including any period for which such lease has been, or may, at the option of the lessor, be extended, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

            (l) "AUTHORIZATION" shall have the meaning set forth in Section
2.25.

            (m) "AVERAGE LIFE" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness and (B) the amount of each such principal payment by (ii) the sum of all such principal payments.

            (n) "BOARD OF DIRECTORS" means the boards of directors of the Company or its equivalent, including managers or members of a limited liability company, general partners of a partnership, limited partnership or limited liability partnership or trustees of a business trust, or any duly authorized committee thereof.

            (o) "BUSINESS" shall have the meaning set forth in Section 2.2(a).

            (p) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

            (q) "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Agreement, including, without limitation, all Common Stock and Preferred Stock.

            (r) "CAPITALIZED LEASE OBLIGATION" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

            (s) "CHANGE OF CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than 50.0% of the total voting power of the then outstanding Voting Stock of the Company, Holdings or Subsidiary Holdings; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of either the Company or Holdings (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company, Holdings and their respective Subsidiaries, taken as a whole, to any such "person" or "group" (other than to the Company, Holdings or a Restricted Subsidiary); (iv) the merger or consolidation of the Company or Holdings with or into another corporation or the merger of another corporation with or into the Company or Holdings in one or a series of related transactions with the effect that, immediately after such transaction, any such "person" or

"group" of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company or Holdings.

            (t) "CLOSING" is defined as the consummation of this Agreement.

            (u) "CLOSING DATE" shall mean the day on which the Closing occurs.

            (v) "COLLATERAL DOCUMENTS" shall have the meaning set forth in
Section 1.2.

            (w) "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however, designated, whether voting or non-voting) of such Person's common stock, whether our outstanding or issued after the date of this Agreement, including, without limitation, all series and classes of such common stock.

            (x) "COMMUNICATIONS ACT OF 1934" shall mean the Communications Act of 1934, as amended.

            (y) "COMPANY" shall have the meaning set forth in the preamble hereof.

            (z) "CONSOLIDATED CASH FLOW" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Consolidated Net Income, and
(vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

            (aa) "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by the Company, Holdings or any of their respective Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company, Holding and their respective Restricted Subsidiaries during such period.

            (bb) "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) net income (or loss) of any Person combined in such Person or one of its Restricted

Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iii) gains or losses (on an after-tax basis) in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries,
(iv) the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders, (v) any gain or loss realized as a result of the cumulative effect of a change in accounting principles, (vi) any amount paid or accrued as dividends on preferred stock of Holdings or preferred stock of any Restricted Subsidiary owned by Persons other than Holdings and any of its Restricted Subsidiaries, (vii) restructuring charges, (viii) charges relating to the write-off of acquired in-process research and development expenses and other intangible assets of a Person in connection with the application of the purchase method of accounting and (ix) the net income (or loss) of any Person (other than net income (or loss) attributable to a Restricted Subsidiary) in which any Person (other than the Company, Holdings or any of their respective Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company, Holdings or any of their respective Restricted Subsidiaries by such other Person during such period.

            (cc) "CONSOLIDATED NET WORTH" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company, Holdings and their respective Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company, Holdings or any of their respective Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

            (dd) "CREDIT FACILITIES" means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing or securitizations (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            (ee) "CUMULATIVE CONSOLIDATED CASH FLOW" means, for the period beginning on May 28, 1998 through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, Consolidated Cash Flow of the Company, Holdings and their respective Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

            (ff) "CUMULATIVE CONSOLIDATED FIXED CHARGES" means the Consolidated Interest Expense plus dividends declared and payable on Preferred Stock of the Company, Holdings and their respective Restricted Subsidiaries for the period beginning on May 28, 1998 through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

            (gg) "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement and any other arrangement and agreement designed to provide protection against fluctuations in currency (or currency unit) values.

            (hh) "DEFAULT" is defined as any Event of Default, and any event or circumstance which, upon notice and/or the lapse of time, will constitute an Event of Default.

            (ii) "DEFAULT RATE" is defined as an eighteen percent (18%) rate of interest.

            (jj) "DEFEASANCE" shall have the meaning set forth in Section 8.2.

            (kk) "DUE DILIGENCE CERTIFICATE" shall have the meaning set forth in
Section 2.7(a).

            (ll) "EBITDA" is defined as (i) net income; plus, (ii) in each case, to the extent deducted in determining net income for the relevant period (A) taxes, (B) interest expenses and (c) amortization, depreciation and similar non cash charges; and minus (iii) to the extent included in determining net income for such period, extraordinary gains; all calculated in accordance with GAAP.

            (mm) "ELIGIBLE ACCOUNTS RECEIVABLE" means the accounts receivable (net of any reserves and allowances for doubtful accounts in accordance with GAAP) of any Person arising in the ordinary course of business that are not more than sixty (60) days past their due date, as shown on the most recent consolidated balance sheet of such Person filed with the Commission, all in accordance with GAAP.

            (nn) "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, and has outstanding debt with a rating of "A-3" or higher according to Moody's Investors Service, Inc., or "A-" or higher according to Standard & Poor's Ratings Services (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), at the time as of which any investment or rollover therein is made.

            (oo) "ERISA" is defined as the Employee Retirement Income Security Act of 1974.

            (pp) "EVENT OF DEFAULT" shall have the meaning set forth in Section 6.1.

            (qq) "EXCESS PROCEEDS OFFER" shall have the meaning set forth in
Section 5.6(c).

            (rr) "EXCESS PROCEEDS PAYMENT" shall have the meaning set forth in
Section 5.6(c).

            (ss) "EXCESS PROCEEDS PAYMENT DATE" shall have the meaning set forth in Section 5.6(d).

            (tt) "EXCHANGE ACT" is defined as the SECURITIES EXCHANGE ACT OF 1934, as amended.

            (uu) "EXECUTIVE OFFICERS" is defined, with respect to a Person as of a particular date, as the individuals serving as the Person's chief executive officer, president, chairman of the board of directors, chief financial officer, and chief operating officers, collectively, on the relevant date.

            (vv) "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

            (ww) "FCC" shall mean the Federal Communications Commission.

            (xx) "FINANCIAL STATEMENTS" shall have meaning set forth in Section 2.5.

            (yy) "FULLY DILUTED BASIS" is defined as the convention whereby, for the purpose of calculating and expressing relative ownership rights of a corporation or other legal entity, all outstanding options, warrants, convertible obligations, and other securities of such entity which are exercisable or exchangeable for common stock or other corresponding participating equity interests in the entity, are presumed to have been exercised, converted or exchanged (as the case may be) for such stock or interests in full.

            (zz) "GAAP" is defined as United States generally accepted accounting principles as established from time-to-time by the Financial Accounting Standards Board, consistently applied and maintained throughout the period indicated.

            (aaa) "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            (bbb) "HIGH-YIELD/PUBLIC DEBT" means Holding's payment obligations under the Indenture and the Indenture Notes.

            (ccc) "HOLDER" shall have the meaning set forth in the preamble hereof.

            (ddd) "HOLDINGS" shall have the meaning set forth in the preamble hereof.

            (eee) "INCUR" or "INCURRENCE" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than fifty percent (50%) of the

Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

            (fff) "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) except with respect to Trade Payables, all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all obligations of such Person as lessee under Capitalized Lease Obligations and the Attributable Value under any Sale-Leaseback Transaction of such Person; (vi) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination or (B) the amount of such indebtedness; (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; (viii) the maximum fixed redemption or repurchase price of Redeemable Stock of Holdings or Preferred Stock of the Company or any Subsidiary at the time of determination; and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (x) that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP and (y) that indebtedness shall not include any liability for federal, state, local, foreign or other taxes.

            (ggg) "INDEMNITEES" shall have the meaning set forth in Article 11.

            (hhh) "INDENTURE" means that certain Indenture dated as of May 21, 1998 between Startec Global Communications Corporation, a Maryland corporation, and First Union National Bank, Trustee, regarding 12% Senior Notes due 2008 (the "Initial Notes"), and 12% Series A Senior Notes due 2008 (the "Exchange Notes"), in aggregate principal amount of $160,000,000, as amended by that certain First Supplemental Indenture dated as of February 28, 1999 made by and among Startec Global Communications Corporation, a Maryland corporation, Startec Global Holding Corporation, a Delaware corporation, and First Union National Bank, Trustee ("First Supplement"), which First Supplement was amended and restated by that certain Amended and Restated First Supplement Indenture dated as of February 28, 1999 made by Startec Global Communications Corporation, a Delaware corporation, and First Union National Bank, Trustee, and by that certain Second Supplemental Indenture dated as of August 20, 1999 made by Startec Global Communications Corporation, a Delaware corporation, and First Union National Bank, Trustee, and as it may be further amended and supplemented from time to time.

            (iii) "INDENTURE NOTES" means the Initial Notes and the Exchange Notes under the Indenture and as described in the definition of "Indenture."

            (jjj) "INDIAN PARTNER" shall have the meaning set forth in Section
2.25 hereof.

            (kkk) "INTEREST RATE AGREEMENT" means any interest rate swap agreements, interest rate cap agreements, interest rate insurance, and other arrangements and agreements designed to provide protection against fluctuations in interest rates.

            (lll) "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary," and Sections 4.1 and 5.3, (i) "Investment" shall include (a) the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (b) the fair market value, in the case of a sale of Capital Stock in accordance with Section
5.3 such that a Person no longer constitutes a Restricted Subsidiary, of the remaining assets (net of liabilities) of such Person after such sale, and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

            (mmm) "INVESTMENT COMPANY" shall have the definition for such term set out in the Investment Company Act of 1940, as amended.

            (nnn) "KNOWLEDGE" is defined as the actual knowledge of any of the Executive Officers or the general counsel of the Company or Holdings, after due inquiry with respect to the relevant subject.

            (ooo) "LIENS" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security or other encumbrance upon or with respect to any property of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

            (ppp) "LITIGATION SCHEDULE" shall have the meaning set forth in
Section 2.3 hereof.

            (qqq) "LOAN" shall have the meaning set forth in Recital C hereof.

            (rrr) "LOAN DOCUMENTS" is defined as this Agreement, the Collateral Documents, the Note, and each agreement, certificate or instrument delivered by the Company or its

Subsidiaries pursuant to the terms of any of the foregoing, collectively with all modifications, extensions, renewals and replacements thereof and therefor.

            (sss) "MARKETABLE SECURITIES" means: (i) U.S. Government Obligations which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein; (ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 180 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;
(iii) certificates of deposit, Eurodollar time deposits and bankers' acceptances with maturity of 90 days or less and overnight bank deposits of any financial institution that is organized under the laws of the United States of America or any state hereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $300 million (or, to the extent non-United States dollar denominated, the United States Dollar Equivalent of such amount) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act); (iv) commercial paper maturing not more than 180 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's Investors Service, Inc., or "A-1" or higher according to Standard & Poor's Ratings Services (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (v) auction rate preferred securities whose rates are reset based on market levels for a par security not more than 90 days after the date of acquisition with a rating, at the time as of which any investment therein is made, of "A-3" or higher according to Moody's Investors Service, Inc., or "A-" or higher according to Standard & Poor's Ratings Services (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)) and issued by a corporation that is not an Affiliate of the Company; (vi) any banker's acceptance or money market deposit accounts issued or offered by an Eligible Institution; (vii) repurchase obligations with a term of not more than seven days for U.S. Government Obligations entered into with an Eligible Institution; and (viii) any fund investing exclusively in investments of the types described in clauses (i) through (vii) above.

            (ttt) "MATERIAL ADVERSE EFFECT" is defined as (i) a material adverse effect on the Business, operations, earnings prospects condition, financial or otherwise, assets or properties of the Company, Holdings and their respective Subsidiaries, taken as a whole, or (ii) material impairment of the ability of the Company, Holdings and their respective Subsidiaries to perform any of its obligations under any Loan Document, or (iii) material impairment of the rights of or benefits available to Holder under any Loan Document, or (iv) material impairment of the validity or enforceability of any Loan Document.

            (uuu) "MATERIAL LITIGATION" shall have the meaning set forth in
Section 3.6.

            (vvv) "NASDAQ" is defined as the automated quotation system for securities prices maintained by the National Association of Securities Dealers, or any subsequent arrangement established for such purpose by such organization or any successor thereto.

            (www) "NET CASH PROCEEDS" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of: (i) brokerage commissions, finders' fees and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers and other advisors) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole (after taking into account any available offsetting tax credits or deductions and any tax sharing arrangements), (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any contingent liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and
(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, finders' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            (xxx) "NET PROPERTY, PLANT, AND EQUIPMENT" means the total cost of all property, plant, and equipment for the Company[, Holdings and their respective] Subsidiaries on a consolidated basis net of accumulated depreciation and amortization determined in accordance with GAAP.

            (yyy) "NOTE" shall have the meaning set forth in Section 1.1 hereof.

            (zzz) "OCCUPATIONAL SAFETY & HEALTH ACT" shall mean the Occupational Safety & Health Act, as amended.

            (aaaa) "OFFICER'S CERTIFICATE" means a certificate signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Holder or such other party as required by this Agreement.

            (bbbb) "PAYING AGENT" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on the Note on behalf of the Company.

            (cccc) "PERMITS" shall have the meaning set forth in Section 2.13.

            (dddd) "PERMITTED BUSINESS" means any business involving voice, data and other telecommunications services.

            (eeee) "PERMITTED INDEBTEDNESS" shall have the meaning set forth in
Section 5.1(b).

            (ffff) "PERMITTED INVESTMENT" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; (ii) any Investment in Marketable Securities or Pledged Securities; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to officers and employees that do not in the aggregate exceed $1.5 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; (vi) Investments in any Person received as consideration for Asset Sales to the extent permitted under Section 5.6; (vii) Investments in any Person at any one time outstanding (measured on the date each such Investment was made without giving effect to subsequent changes in value) in an aggregate amount not to exceed the greater of (A) Thirty-Five Million ($35 million) or (B) Fifteen percent (15%) of the Company's total consolidated assets; (viii) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (ix) Investments in Currency Agreements and Interest Rate Agreements on commercially reasonable terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operation of the business of the Company or its Restricted Subsidiaries; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (x) repurchases or redemptions by the Company of Capital Stock from officers and other employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such individuals, in an aggregate amount not exceeding One Million Dollars ($1 million) in any calendar year and Three Million Dollars ($3 million) from May 28, 1998; and (xi) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such Person to the Company or any of its Subsidiaries that were created, in accordance with the terms of this Agreement.

            (gggg) "PERMITTED LIENS" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government or other contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company, Holdings or any of their respective Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property purchased or leased after the Closing Date; provided that
(a) such Lien is created solely for the purpose of securing Indebtedness Incurred in compliance with Section 5.1 (1) to finance the cost (including the cost of design, development, construction, acquisition, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed one hundred percent (100%) of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company, Holdings or any Restricted Subsidiary other than the property or assets acquired and were not created in contemplation of such transaction; (xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company or Holdings that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens existing on the Closing Date or securing the Note or any Guarantee of the Note; (xix) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of Holder; (xx) Liens securing Indebtedness incurred as a result of a refinancing permitted under Section 5.1(b)(vii), provided that any such new lender shall have entered into an intercreditor and subordination agreement reasonably satisfactory to Holder and such intercreditor and subordination agreement establishes relative priority equivalent to that of Indebtedness being refinanced and shall not in any case require the postponement of any principal payment date as set forth in the Note, except after an event of default under such senior Indebtedness; and (xxi) leasehold mortgages in favor of NTFC Capital Corporation.

            (hhhh) "PERSON" is defined as any natural person, partnership, corporation, limited liability company, nation, state, government, union, association, governmental agency, tribunal, board, bureau and any other form of business or legal entity.

            (iiii) "PLEDGED SECURITIES" means the securities purchased by Holdings with a portion of the net proceeds from the High Yield/Public Debt.

            (jjjj) "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such preferred or preference stock.

            (kkkk) "PRO FORMA CONSOLIDATED CASH FLOW" means, for any period, the Consolidated Cash Flow of the Company for such period calculated on a pro forma basis to give effect to any Asset Disposition or Asset Acquisition not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during such period as if such Asset Disposition or Asset Acquisition had taken place on the first day of such period, including any related financing transactions and also giving pro forma effect to any other Indebtedness repaid or discharged during such period other than with respect to working capital borrowings.

            (llll) "PUCS" has the meaning set forth in Section 2.25.

            (mmmm) "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement dated the date hereof by and among the Company and Holder.

            (nnnn) "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms (or by the terms of any security into which it is exchangeable) or otherwise is (i) required to be redeemed on or prior to the date that is 123 days after the date of the Stated Maturity of the Note, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 123 days after the date of the Stated Maturity of the Note or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity on or prior to the date that is 123 days after the date of the Stated Maturity of the Note; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring on or prior to the date that is 123 days after the date of the Stated Maturity of the Note shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 5.6 and 8.1 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions on or prior to the date that is 123 days after the date of the Company's repurchase of such Note as are required to be repurchased pursuant to Sections 5.6 and 8.1.

            (oooo) "REGULATORY AGENCY" shall have the meaning set forth in
Section 2.25.

            (pppp) "RESTRICTED CABLE SUBSIDIARY" shall have the meaning set forth in Section 5.3.

            (qqqq) "RESTRICTED PAYMENTS" shall have the meaning set forth in
Section 4.1 hereof.

            (rrrr) "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            (ssss) "SALE-LEASEBACK TRANSACTION" of any person means an arrangement with any lender, investor or other Person ("Investor") or to which such Investor is a party providing for the lease by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such Investor or to any Person to whom funds have been or are to be advanced by such Investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangements may be terminated by the lessee without payment of a penalty.

            (tttt) "SECURITIES ACT" is defined as the Securities Act of 1933, as amended.

            (uuuu) "SIGNIFICANT SUBSIDIARY" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulations S-X under the Securities Act and the Exchange Act.

            (vvvv) "STARTEC" shall have the meaning set forth in the preamble hereof.

            (wwww) "STARTEC LICENSING" shall have the meaning set forth in the preamble hereof.

            (xxxx) "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

            (yyyy) "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

            (zzzz) "SUBSIDIARY HOLDINGS" means Startec Global Holding Corporation, a Delaware corporation all the outstanding capital stock of which is owned by Holdings.

            (aaaaa) "TELECOMMUNICATIONS ACT OF 1996" shall mean the Telecommunications Act of 1996, as amended.

            (bbbbb) "TELECOMMUNICATIONS ASSETS" means, with respect to any Person, equipment and other properties or assets (whether tangible or intangible) used in the telecommunications business including, without limitation, rights with respect to IRUs, MAOUs or minimum investment units (or similar interests) in fiber optic cable and international or domestic telecommunications switches or other transmission facilities, including monitoring and related administrative support facilities (or Common Stock of a Person that becomes a Restricted Subsidiary, the assets of which consist primarily of any such Telecommunications Assets), in each case purchased, or acquired through a Capitalized Lease Obligation, by the Company or a Restricted Subsidiary after May 28, 1998. "IRU" means Indefeasible Right of Use, which is the right to use a telecommunications system, usually an undersea cable, with most of the rights and duties of ownership, but without the right to control or manage the facility and, depending upon the particular agreement, without any right to salvage or duty to dispose of the system's cable at the end of its useful life. "MAOU" means Minimum Assignable Ownership Units which is capacity on a telecommunications system, usually an undersea fiber optic cable, acquired on an ownership basis.

            (ccccc) "TOTAL LIABILITIES" means the aggregate obligations, both current and long-term, for the payment or re-payment of money of the Company, Holdings and their respective Subsidiaries in the aggregate; all calculated in accordance with GAAP.

            (ddddd) "TOTAL REVENUE" means all revenue of the Company, Holdings and their respective Subsidiaries on a consolidated basis, all calculated in accordance with GAAP.

            (eeeee) "TRADE PAYABLES" means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

            (fffff) "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and with respect to any Restricted Payment, the date such Restricted Payment is to be made.

            (ggggg) "TRUSTEE" shall have the meaning set forth in Section 8.7.

            (hhhhh) "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect in the state of New York.

            (iiiii) "UNITED STATES DOLLAR EQUIVALENT" means, with respect to any monetary amount in a currency other than the United States dollar, at any time for the determination thereof, the amount of United States dollars obtained by converting such foreign currency involved in such computation into United States dollars at the spot rate for the purchase of United States dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York City time) on the date not more than two business days prior to such determination. For purposes of determining whether any Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made and any transaction described in Section 5.4 can be undertaken (a "Tested Transaction"), the United States Dollar Equivalent of such Indebtedness, Investment or transaction described in Section 5.4 will be determined on the date Incurred, made or undertaken and no subsequent change in the United States Dollar Equivalent shall cause such Tested Transaction to have been Incurred, made or undertaken in violation of this Agreement.

            (jjjjj) "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) that the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 4.1, and such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 5.1 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to Holder by promptly filing with Holder a copy of the Board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            (kkkkk) "UNRESTRICTED SUBSIDIARY INDEBTEDNESS" means Indebtedness of any Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness) and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

            (lllll) "UNSECURED 2001 LOAN" shall have the meaning set forth in Recital B.

            (mmmmm) "UNSECURED 2001 LOAN AGREEMENT" shall have the meaning set forth in Recital B.

            (nnnnn) "UNSECURED 2001 LOAN DOCUMENTS" shall mean, collectively with all modifications, extensions, renewals, and replacements thereof and thereof, the Unsecured 2001 Loan Agreement and the note issued thereunder.

            (ooooo) "U.S. GOVERNMENT OBLIGATIONS" shall have the meaning set forth in Section 8.4.

            (ppppp) "VOTING STOCK" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 20.2 RULES OF CONSTRUCTION. The rule of EJUSDEM GENERIS shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. Unless the context otherwise requires:

            (a)   A term has the meaning assigned to it;

            (b)   "Or" is not exclusive;

            (c)   Provisions apply to successive events and transactions;

            (d) "Herein," "Hereof," "Hereto," "Hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision unless otherwise so provided;

            (e) All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender; and

            (f) All financial terms used herein and not capitalized shall have the meaning accorded them under GAAP, and when used in respect of the Company, shall mean the Company and its Subsidiaries on a consolidated basis.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


Company:


[Seal]                                       STARTEC GLOBAL OPERATING COMPANY







Attest:  /s/ YOLANDA STEFANOU FAERBER            By: /s/ PRABHAV V. MANIYAR
         -----------------------------------        ----------------------------
         Yolanda Stefanou Faerber, Assistant         Prabhav V. Maniyar
         Secretary                                   Vice President and
                                                     Secretary


[Seal]                                       STARTEC GLOBAL LICENSING COMPANY







Attest:  /s/ YOLANDA STEFANOU FAERBER            By: /s/ PRABHAV V. MANIYAR
         -----------------------------------        ---------------------------
         Yolanda Stefanou Faerber, Assistant        Prabhav V. Maniyar, Vice
         Secretary                                  President and Secretary


Holder:                                      ALLIED CAPITAL CORPORATION



[Seal]

                                             By: /s/ SCOTT S. BINDER
                                                ---------------------------
                                                 Scott S. Binder, Managing
                                                 Director

                                    EXHIBITS






DOCUMENT                                                           NUMBER
--------                                                           ------

Organizational Documents                                             2.01(a)
Jurisdictions of Authority as Foreign Corporation                    2.01(b)
Resolutions of Company's Board of Directors                          2.01(c)
Form of Opinion of Counsel                                           2.01(d)
Schedule of Litigation                                               2.03
Schedule of Real Property Leases                                     2.06(a)
Schedule of Material Agreements                                      2.06(b)
Business Model                                                       2.07(b)
Management History                                                   2.08
Schedule of Subsidiaries and Other Affiliates                        2.09
Schedule of Executive Officers and Directors                         2.10
Non-contravention                                                    2.12
Schedule of Employment-Related Agreements                            2.21
Schedule of Related-Party Transactions                               2.22
Schedule of Regulatory Licenses Exceptions                           2.25A
Schedule of Authorization                                            2.25B
Schedule of Regulatory Proceedings                                   2.26
Use of Proceeds                                                      2.28
Insurance Certificate                                                3.10
Accounts Receivable Confirmation                                     3.17